Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HealthEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HEALTHEQUITY, INC.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 27, 2019

Dear Stockholder:

        You are cordially invited to attend the 2019 annual meeting of stockholders (the "Annual Meeting") of HealthEquity, Inc., a Delaware corporation ("we," "us," "HealthEquity" or the "Company"). The Annual Meeting will be held on Thursday, June 27, 2019, at 10:00 a.m. Mountain Time, at the Company's headquarters located at 15 West Scenic Pointe Drive, Draper, Utah, for the following purposes, as more fully described in the accompanying proxy statement:

          1.     To elect 10 directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2020;

          3.     To approve, on a non-binding, advisory basis, the fiscal 2019 compensation of the Company's named executive officers, as described in the accompanying proxy statement; and

          4.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on April 30, 2019, as the record date for the Annual Meeting. Only stockholders of record on April 30, 2019, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

        On or about May 13, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

        Thank you for your continued support of HealthEquity.

By order of the Board of Directors,

Robert W. Selander Chairman of the Board of Directors

Draper, Utah
May 13, 2019

i

ii

HEALTHEQUITY, INC.
PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 27, 2019

        This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2019 annual meeting of stockholders (the "Annual Meeting"), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 27, 2019, at 10:00 a.m. Mountain Time, at the Company's headquarters located at 15 West Scenic Pointe Drive, Draper, Utah. The Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 13, 2019, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        The information provided in the "question and answer" format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read this entire proxy statement carefully before voting your shares.

What matters am I voting on?

        You will be voting on:

  •
  the election of 10 directors to hold office until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

  •
  a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2020;

  •
  a proposal to approve, on a non-binding, advisory basis, the fiscal 2019 compensation of our named executive officers, as described in this proxy statement; and

  •
  any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does our board of directors recommend that I vote?

        Our board of directors recommends that you vote:

  •
  FOR the election of each of the 10 directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2020; and

  •
  FOR the approval, on a non-binding, advisory basis, of the fiscal 2019 compensation of our named executive officers as described in this proxy statement.

Will there be any other items of business on the agenda?

        If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of our common stock at the close of business on April 30, 2019, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 62,718,426 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available (i) at the Annual Meeting and (ii) for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting. During the 10 days preceding the Annual Meeting, the names of the stockholders of record entitled to vote may be accessed between the hours of 9:00 a.m. and 4:45 p.m. Mountain Time, at our principal executive offices at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. Please contact our Corporate Secretary prior to your visit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If, at the close of business on the Record Date, your shares were held not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see "What if I do not specify how my shares are to be voted?" for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

        Stockholder of Record: Shares Registered in Your Name.    If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification to enter the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you were a beneficial owner whose shares were registered in the name of a broker, bank or other nominee at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from such broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. To enter the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

        Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting. Mobile phones may be brought in the Annual Meeting; however, any recording or photograph functions may not be used.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

        In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of delivery of proxy materials in printed form. However, if you received a Notice of Internet Availability of Proxy Materials and wish to receive proxy materials in printed or electronic form, you may so request by contacting the American Stock Transfer & Trust Company by phone at 1-888-776-9962 (1-718-921-8562 (for international callers)), by e-mail to info@astfinancial.com or by visiting the American Stock Transfer & Trust Company's website at https://us.astfinancial.com/proxyservices/requestmaterials.asp. A separate copy will be promptly provided following receipt of your request.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I vote and what are the voting deadlines?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you can vote in one of the following ways:

  •
  You may vote via the Internet or by telephone.  To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 26, 2019. Alternatively, you may request a printed proxy card by telephone at 1-888-776-9962 (or 1-718-921-8562 for international callers), over the Internet at https://us.astfinancial.com/proxyservices/requestmaterials.asp, or by e-mail at info@astfinancial.com, and then follow the instructions under the heading "You may vote by mail" immediately below.

  •
  You may vote by mail.  If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than 11:59 p.m. Eastern Time on June 26, 2019. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

  •
  You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HealthEquity or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

        You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Can I change my vote or revoke my proxy?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

  •
  entering a new vote by Internet or telephone;

  •
  signing and returning a new proxy card with a later date;

  •
  delivering a written revocation to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, by 11:59 p.m. Eastern Time on June 26, 2019; or

  •
  attending the Annual Meeting and voting in person.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

        Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

  •
  FOR the election of each of the 10 directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term (Proposal No. 1);

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2020 (Proposal No. 2);

  •
  FOR the approval, on an advisory basis, of the fiscal 2019 compensation of our named executive officers, as described in this proxy statement (Proposal No. 3); and

  •
  In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on compensation paid to our named executive officers) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm) but may not vote your shares with respect to the other proposals. For additional information regarding broker non-votes, see "What are the effects of abstentions and broker non-votes?" below.

What is a quorum?

        A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of the holders of record of a majority of the shares of common stock issued and outstanding and entitled to vote thereat constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 62,718,426 shares of common stock issued and outstanding, which means that 31,359,214 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?

        An abstention represents a stockholder's affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers' shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.

        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

        The following table describes the vote required to adopt each proposal at the Annual Meeting, and the manner in which votes will be counted:

Proposal	Discussion Beginning on Page	Vote Required to Adopt Proposal	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of 10 directors	16	A majority of the votes cast by the holders of shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	No effect	No effect
2. Ratification of appointment of independent registered public accounting firm	16	The vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	Yes	Same effect as a vote against	N/A (brokers have discretion to vote	)
3. Non-binding advisory vote on compensation paid to our named executive officers	18	The vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

        Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

        If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Will members of the board of directors attend the Annual Meeting?

        We strongly encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How can I submit a recommendation of a director candidate for the 2020 annual meeting of stockholders?

        Stockholders who wish to submit a recommendation of a director candidate for consideration by the nominating and corporate governance committee for election at our 2020 annual meeting of stockholders may do so by submitting in writing such candidates' names, in compliance with the procedures and along with the other information required by the nominating and corporate governance committee's Policies and Procedures for Director Candidates, to the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

How can I submit a stockholder proposal for consideration at the 2020 annual meeting of stockholders?

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 annual meeting of stockholders must submit their proposals by contacting the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000. Proposals must be received on or before January 14, 2020. In addition, all stockholder proposals requested to be included in the Company's proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company's proxy statement and proxy card for the 2020 annual meeting of stockholders.

        In addition, the Company's by-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2020 annual meeting of stockholders, a stockholder's notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 28, 2020, and no later than March 29, 2020. If the date of the 2020 annual meeting of stockholders is more than 30 days earlier or later than the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company's by-laws may be obtained free of charge by contacting the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Our business affairs are managed under the direction of our board of directors, which is currently composed of 10 members serving one-year terms. At the Annual Meeting, 10 directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

        The following table sets forth the names, ages as of May 13, 2019, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting):

Name	Age	Audit and Risk Committee Member		Cyber Subcommittee Member		Compensation Committee Member		Nominating and Corporate Governance Committee Member
Robert W. Selander, Chairman	68							X
Jon Kessler	51
Stephen D. Neeleman, M.D.	51
Frank A. Corvino	70	X				X
Adrian T. Dillon	65	X		X	*	X
Evelyn Dilsaver	64	X	*
Debra McCowan	47					X
Frank T. Medici	55					X	*	X
Ian Sacks	48	X		X				X	*
Gayle Wellborn	58	X		X

*
Chair

Nominees for Director

        Robert W. Selander has served as chairman and a member of our board of directors since September 2015. Mr. Selander began his career at Citibank in 1974 where, during his 20 year tenure, he held numerous leadership positions, including managing parts of Citibank's Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom. In 1994, Mr. Selander joined MasterCard International, where he served as the President of MasterCard's Europe, Middle East, Africa and Canada regions until his appointment in 1997 as President and Chief Executive Officer. In addition, Mr. Selander served as President and Chief Executive Officer of MasterCard Incorporated (NYSE: MA) from 1997 until 2010. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. (NYSE: HIG) from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander also served on the Board of Trustees of the Fidelity Equity and High Income Funds from 2011 until 2017, and currently serves as a director of The Western Union Company (NYSE: WU) and Equifax Inc. (NYSE: EFX). Mr. Selander holds a B.S. in Industrial Engineering from Cornell University and an M.B.A. from Harvard University. The board of directors believes that Mr. Selander's extensive business experience and his background as a president and chief executive officer of a publicly traded company qualify him to serve on our board of directors.

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004,

Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler also currently serves as a trustee of the Employee Benefits Research Institute and a director of the International Baccalaureate Organization, both nonprofit organizations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government. The board of directors believes that Mr. Kessler's experience in the tax-advantaged consumer-benefits industry, his background as a chief executive officer, and his training as a tax specialist qualify him to serve on our board of directors.

        Stephen D. Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America's Health Insurance Plans' HSA Leadership Council and the American Bankers' Association HSA Council. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona. The board of directors believes that Dr. Neeleman's experience in the healthcare industry as a medical doctor, his expertise in the history, development and administration of HSAs, and his extensive knowledge of our company as its founder qualify him to serve on our board of directors.

        Frank A. Corvino has served as a member of our board of directors since July 2014. Mr. Corvino has served as Chairman of the Greenwich Hospital Foundation in Greenwich, Connecticut, since January 2015 and also has been President of Corvino & Corvino, a consulting firm, since January 2015. Mr. Corvino served as President and Chief Executive Officer of Greenwich Hospital from November 1992 until December 2014 and served as Chief Operating Officer of Greenwich Hospital from July 1988 to November 1992. Mr. Corvino served as Executive Vice President of Yale New Haven Health System from March 1998 to December 2014. Since January 2013, Mr. Corvino has been a member of the Fordham University Science Council. Mr. Corvino holds a B.S. in Pharmacy from Fordham University and an M.S. in Pharmacy Administration from St. John's University. The board of directors believes that Mr. Corvino's extensive experience in the healthcare industry, including his decades of experience as a leader of hospitals and hospital systems, qualifies him to serve as a member of our board of directors.

        Adrian T. Dillon has served as a member of our board of directors since September 2016. Mr. Dillon is currently the non-executive chairman of the board of directors of WNS (Holdings) Limited. Mr. Dillon has served as a member of the board of directors of Williams-Sonoma, Inc. (NYSE: WMS), from 2005 to 2017, Wonga Group Limited, from 2013 to 2015, NDS Group Limited, from 2011 to 2012, Verigy Pty, from 2006 to 2007, and LumiLeds Inc., from 2002 to 2007. He has also held key finance roles including, Chief Financial Officer and Chief Administrative Officer at Skype Limited from 2010 to 2011 and Executive Vice President—Finance & Administration and Chief Financial Officer at Agilent Technologies, Inc. from 2001 to 2010, as well as various positions at Eaton Corporation from 1979 to 2001. Mr. Dillon was a member and past chairman of The Conference Board Council of Financial Executives. Mr. Dillon graduated from Amherst College with a Bachelor of Arts degree in Economics. The board of directors believes that Mr. Dillon's extensive financial and accounting expertise and thorough understanding of financial reporting rules and regulations, including the management of internal controls, qualifies him to serve as a member of our board of directors.

        Evelyn Dilsaver has served as a member of our board of directors since August 2014. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 until her retirement in September 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management). Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, a position she held from July 2003 to July 2007, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a member of the board of directors and chair of the audit committee of the publicly traded company Tempur Sealy International, Inc. (NYSE: TPX). In the past five years, Ms. Dilsaver has also served as a director of Aéropostale Inc. (NYSE: ARO), HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation. Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant. The board of directors believes that Ms. Dilsaver's extensive financial industry experience and her background as a chief executive officer qualifies her to serve as a member of our board of directors.

        Debra McCowan has served as a member of our board of directors since April 2018. Ms. McCowan is Senior Vice President and Chief Human Resources officer for NetApp, a hybrid cloud data services and data management company, since 2018, where she is responsible for developing the global HR strategy. Prior to joining NetApp, Ms. McCowan was the Executive Vice President and Chief Human Resource Officer of Equinix, Inc. (NASDAQ: EQIX), a global interconnection and data center company, from 2013 to 2018. Prior to joining Equinix, Ms. McCowan was the co-founder and partner at Accelerance, Inc. from October 2011 to October 2013, where she provided organizational and systems change strategy consulting services, including leadership development and executive coaching. Ms. McCowan also served as Vice President of Worldwide Human Resources for Avago Technologies U.S. Inc. from January 2007 to July 2011, and Vice President of Human Resources for Hitachi Data Systems, a subsidiary of Hitachi, Ltd., from July 2005 to January 2006. Ms. McCowan graduated with a post graduate degree in Human Resources and Industrial Relations Management from the University of Melbourne and holds a Bachelor of Arts degree from La Trobe University in Australia. The board of directors believes that Ms. McCowan's extensive human resources, governance and compliance background, experience developing talent driven organizations with strong cultures, insights into organizational architectures, and deep understanding of employee benefits qualify her to serve as a member of our board of directors.

        Frank T. Medici has served as a member of our board of directors since October 2006. Mr. Medici is the President of Berkley Capital, LLC, an investment management unit of W. R. Berkley Corporation responsible for certain of the corporation's private equity investments, having been appointed to that position in March 2006. Prior to joining Berkley Capital, LLC, Mr. Medici was a Managing Director in the financial institutions group, investment banking at Morgan Stanley & Co. and, prior to that, he was an attorney specializing in corporate law with the firm of LeBoeuf, Lamb, Greene & MacRae, LLP. Mr. Medici serves as a director for a number of private companies. Mr. Medici holds a B.S. in Engineering from the University of Connecticut and a B.A. in Liberal Arts from Fairfield University and both an M.B.A. and a J.D. from Fordham University. The board of directors believes that Mr. Medici's extensive experience in finance and his knowledge of the capital markets and corporate governance qualifies him to serve as a member of our board of directors.

        Ian Sacks has served as a member of our board of directors since April 2004. Mr. Sacks has been a Managing Director at TowerBrook Capital Partners L.P., an investment management firm, since 2004, where he focuses on healthcare and business services related investments. Mr. Sacks previously was a

Management Partner with Soros Private Equity and, prior to joining that firm, Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Mr. Sacks is a member of the board of directors of the publicly traded company R1 RCM Inc. (NASDAQ: RCM). Mr. Sacks also serves as a director for a number of private companies. Mr. Sacks holds a B.S. from Tufts University. The board of directors believes that Mr. Sacks's extensive knowledge of our company gained from his experience with our business and service on our board of directors as well as his healthcare and other business experience qualifies him to serve as a member of our board of directors.

        Gayle Wellborn has served as a member of our board of directors since August 2017. Ms. Wellborn currently works as an independent Digital and Customer Experience consultant. Prior to her work as a consultant, Ms. Wellborn was the Senior Vice President, Brand and Digital Group for Ally Financial Inc. (NYSE: ALLY) from September 2012 to April 2015, and Senior Vice President, eCommerce executive for Ally from 2008-2012, She also was Senior Vice President, Online Banking executive responsible for Bank of America Corp's (NYSE: BAC) online and mobile banking products and services from 2002 to 2008. At both Ally and Bank of America she was responsible for the strategy and delivery of innovative online and mobile products, services and customer experiences, and also was responsible for the development and execution of Ally's consumer social media strategy. She was part of the team to lead the rebranding of GMAC to Ally Financial, and was accountable for the launch of Ally Bank and the Ally Bank call centers in the US and Canada. Before joining Bank of America, Ms. Wellborn served in various technology and customer service leadership positions at First Union/Wachovia. Ms. Wellborn graduated with an Executive MBA from Queens University in North Carolina and holds a Bachelor of Arts degree from the University of North Carolina. The board of directors believes that Ms. Wellborn's extensive business experience, particularly in the financial, branding, technology and digital areas, qualifies her to serve as a member of our board of directors.

Director Independence

        Our common stock is listed on the NASDAQ Global Select Market. Under NASDAQ rules, independent directors must comprise a majority of a listed company's board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and NASDAQ listing requirements. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and NASDAQ listing requirements.

        Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Selander, Corvino, Dillon, Medici, and Sacks and Mses. Dilsaver, McCowan and Wellborn are "independent directors" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.

Board Leadership Structure

        Our board of directors is responsible for providing oversight of the affairs of the Company. Our board of directors consists of a non-executive chairman of the board of directors and three standing committees that are each led by a chair. Eight of the 10 directors are independent, which we believe provides effective independent oversight of management. Our Chief Executive Officer is a director, but he does not serve as chairman of the board of directors and does not serve on any committee of the board of directors.

        We believe that the current leadership structure of the board of directors is appropriate because it allows the board of directors and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the board of directors and helps maintain good communication among members of the board of directors and with management. In particular, by having our Chief Executive Officer serve as a member of our board of directors—with a separate individual serving as chairman of our board of directors—we believe we optimize the development of our company's strategy by embracing the diverse perspectives and roles of our independent directors and our Chief Executive Officer.

Board Meetings and Committees

        During the fiscal year ended January 31, 2019, our board of directors held six meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

        It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.

        Our board of directors has adopted a policy that our directors are strongly encouraged to attend each annual meeting of stockholders. All of the members of our board of directors who were directors at the time of our 2018 annual meeting of stockholders attended the annual meeting of stockholders either telephonically or in person.

        Our board of directors has three standing committees: an audit and risk committee, a compensation committee and a nominating and corporate governance committee. The audit and risk committee has a standing cybersecurity subcommittee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

  Audit and Risk Committee and Cybersecurity Subcommittee

        Our audit and risk committee is comprised of Frank A. Corvino, Adrian T. Dillon, Evelyn Dilsaver, Ian Sacks and Gayle Wellborn, each of whom is a non-employee member of our board of directors. Ms. Dilsaver is the chair of our audit and risk committee. Our board of directors has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act, and NASDAQ listing requirements. Our board of directors has also determined that each of Mr. Dillon and Ms. Dilsaver qualify as an "audit committee financial expert" as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ. This designation does not impose on Mr. Dillon or Ms. Dilsaver any duties, obligations or liabilities that are greater than those generally imposed on members of our audit and risk committee and our board of directors. Our audit and risk committee is responsible for, among other things:

  •
  selecting, hiring and setting the compensation for our independent registered public accounting firm to act as our independent auditor;

  •
  evaluating the qualifications, performance and independence of our independent registered public accounting firm;

  •
  pre-approving any audit and non-audit and tax services to be performed by our independent registered public accounting firm;

  •
  reviewing and approving the internal audit plan for each upcoming year;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

  •
  overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

  •
  reviewing and discussing with the board of directors reports regarding the major risk exposures of the Company;

  •
  reviewing and approving the risk management plan for each upcoming year;

  •
  reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

  •
  reviewing and approving related person transactions; and

  •
  preparing the audit and risk committee report that the SEC requires be included in our annual proxy statement.

        Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. A copy of the charter of our audit and risk committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2019, our audit and risk committee held 12 meetings.

        In September 2018, our board of directors formed the cybersecurity subcommittee of the audit and risk committee to assist the audit and risk committee in overseeing management's responsibilities with respect to the Company's cybersecurity. The cybersecurity subcommittee is comprised of Messrs. Dillon and Sacks and Ms. Wellborn, with Mr. Dillon serving as the chair. Our cybersecurity subcommittee is responsible for, among other things:

  •
  reviewing the Company's cybersecurity threat landscape, risks and data security programs, as well as the Company's management and mitigation of cybersecurity risks and potential breach incidents;

  •
  reviewing the Company's compliance with applicable information security and data protection laws and industry standards;

  •
  reviewing and discussing with management the Company's cybersecurity policies as to risk assessment and risk management;

  •
  reviewing and providing oversight on the Company's cyber crisis preparedness; and

  •
  reviewing the Company's budget, investments, insurance, training and staffing as they relate to cybersecurity.

        Our cybersecurity subcommittee of the audit and risk committee operates under a written charter.

  Compensation Committee

        Our compensation committee is comprised of Frank A. Corvino, Adrian T. Dillon, Debra McCowan and Frank T. Medici, each of whom is a non-employee member of our board of directors. Mr. Medici is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and NASDAQ listing requirements, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our compensation committee is responsible for, among other things:

  •
  reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer's performance in light of those goals and objectives;

  •
  reviewing, approving and, when appropriate, making recommendations regarding our Chief Executive Officer's and all other executive officers' annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control arrangements; and any other benefits, compensation or arrangements;

  •
  administering our incentive compensation plans and equity compensation plans;

  •
  reviewing, approving and, when appropriate, making recommendations regarding employee benefit plans;

  •
  reviewing and discussing with management the Company's Compensation Discussion and Analysis and the related executive compensation disclosures included in this proxy statement;

  •
  reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate such risk;

  •
  evaluating and making recommendations regarding the compensation of our non-employee directors;

  •
  reviewing our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits; and

  •
  overseeing our overall compensation philosophy, compensation plans and benefits programs.

        Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. Under its charter, the compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees. A copy of the charter of our compensation committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2019, our compensation committee held seven meetings.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Frank T. Medici, Ian Sacks and Robert W. Selander, each of whom is a non-employee member of our board of directors. Mr. Sacks is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under NASDAQ listing requirements. Our nominating and corporate governance committee is responsible for, among other things:

  •
  evaluating and making recommendations regarding the qualifications, composition, organization, and governance of our board of directors;

  •
  identifying and screening individuals qualified to become members of our board of directors and making recommendations regarding the selection and approval of nominees for director;

  •
  overseeing the annual evaluation of and reporting to the board of directors on the performance and effectiveness of the board of directors and its committees; and

  •
  reviewing and making recommendations regarding our corporate governance guidelines and overseeing our corporate governance practices, including reviewing and making recommendations regarding other documents and policies in our corporate governance framework.

        Our nominating and corporate governance committee operates under a written charter that satisfies NASDAQ listing requirements. A copy of the charter of our nominating and corporate governance committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2019, our nominating and corporate governance committee held four meetings.

Compensation Committee Interlocks and Insider Participation

        The current members of our compensation committee are Messrs. Corvino, Dillon and Medici and Ms. McCowan. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee has any relationship required to be disclosed under this caption under the rules of the SEC.

Considerations in Evaluating Director Nominees

        Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the current size, composition and needs of our board of directors and the respective committees of the board of directors, including, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Our nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee's field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing members of the board of directors; (iv) the ability to assist and support management and make significant contributions to our success; and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

        If our nominating and corporate governance committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. Our nominating and corporate governance committee also may propose to the board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board of directors. After our nominating and corporate governance committee makes its recommendations to the board of directors, the board of directors has final authority on determining the selection of those director candidates for nomination to the board of directors.

Stockholder Recommendations for Nominations to the Board of Directors

        Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of HealthEquity continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating and corporate governance committee will evaluate such recommendations in the same manner as candidates recommended from other sources. Stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Suite 100, Draper, UT 84020. Such recommendations must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and HealthEquity and evidence of the recommending stockholder's ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership to the board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, including issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

        A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Article II, Section 2 of our by-laws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. To be timely for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 28, 2019, and no later than March 29, 2019. The notice must state the information required by Article II, Section 2 of our by-laws and otherwise must comply with applicable federal and state law.

Policies and Procedures for Communications to Independent Directors

        In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at: HealthEquity, Inc., 15 W. Scenic Pointe Drive, Suite 100, Draper, UT, 84020; (801) 727-1000. Our General Counsel will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received to which the General Counsel has responded. This procedure does not apply to communications to non-management directors from officers or directors of HealthEquity who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Stockholder Engagement

        We carefully consider feedback from our stockholders regarding our executive compensation program and corporate governance issues. Our stockholders are invited to express their views to members of our board of directors as described under "Policies and Procedures for Communications to Independent Directors" above. We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest.

        We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders' concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our board of directors has adopted corporate governance guidelines. These guidelines address items such as the role of our board of directors, conduct of board of directors and committee meetings and other corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics and our corporate governance guidelines are posted on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our code of business conduct and ethics and our corporate governance guidelines, and any waivers of our code of business conduct and ethics for directors and executive officers, on the same website.

Risk Management

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, cyber, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk to our business. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors and its committees have the responsibility to satisfy themselves that the risk management processes designed and implemented by management are appropriate and functioning as designed.

        Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our President and Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

        While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with respect to enterprise-wide risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance, and discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our audit and risk committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Furthermore, the audit and risk committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and our auditor regarding financial reporting) in connection with auditing the Company's annual financial statements, books, records, accounts and internal controls over financial reporting and related work. Our cybersecurity subcommittee of our audit and risk committee assists in overseeing management's responsibilities with respect to the Company's cybersecurity. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risk created by the incentives inherent in our compensation policies and practices. Finally, our full board of directors reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in any significant transactions.

Related Person Transactions Policy

        The Company has adopted a Related Person Transactions Policy. See "Related Person Transactions—Policies and Procedures for Transactions with Related Persons."

Whistleblower Policy

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board of directors is currently composed of 10 members. At the Annual Meeting, 10 directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Nominees

        Our nominating and corporate governance committee has recommended, and our board of directors has approved, Robert W. Selander, Jon Kessler, Stephen D. Neeleman, M.D., Frank A. Corvino, Adrian T. Dillon, Evelyn Dilsaver, Debra McCowan, Frank T. Medici, Ian Sacks, and Gayle Wellborn as nominees for election as directors at the Annual Meeting. If elected, each of Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn will serve as directors until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see "Board of Directors and Corporate Governance."

        If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn. We expect that Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

        The election of directors requires a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. A "majority of the votes cast" means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Abstentions and broker non-votes will not count as a vote cast either "for" or "against" a director's election.

        In the event any nominee for director receives a greater number of votes "against" his or her election than votes "for" such election, such nominee shall irrevocably offer in writing his or her resignation to the board of directors, which the board of directors will determine whether to accept or reject. Our nominating and corporate governance committee (excluding, if applicable, the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to recommend to the board of directors that it accept or reject the resignation.

        In reaching its decision, pursuant to our corporate governance guidelines, the board of directors may consider any factors it deems relevant, including but not limited to, (i) any stated reasons why stockholders voted against the director, (ii) any alternatives for curing the underlying cause of the "against" votes, (iii) the director's tenure, (iv) the director's qualifications, (v) the director's past and expected future contributions to the Company, and (vi) the overall composition of the board of directors. In addressing such resignation, the board of directors may (A) accept the resignation offer, (B) defer acceptance of the resignation offer, (C) maintain the director but attempt to address the underlying cause of the "against" votes, (D) resolve that the director will not be re-nominated in the future for election, or (E) reject the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the board of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE 10 DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit and risk committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2020. PwC also served as our independent registered public accounting firm for the fiscal year ended January 31, 2019.

        At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2020. Stockholder ratification of the appointment of PwC is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit and risk committee. Even if the appointment is ratified, our audit and risk committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending January 31, 2020, if our audit and risk committee believes that such a change would be in the best interests of the Company and its stockholders.

        Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2019 and 2018.

(in thousands)	2019	2018
Audit fees(1)	$1,286	$1,058
Audit-related fees(2)	292	459
Tax fees(3)	253	36
All other fees(4)	2	3

Total	$1,833	$1,556

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for the fiscal year ended January 31, 2019 also included fees billed for professional services rendered in connection with our registration statement on Form S-8 filed with the SEC in June 2018.

(2)
Audit-related fees consist of fees billed for professional services related to acquisitions and for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit fees."

(3)
Tax fees consist of fees billed for professional services rendered by PwC for tax advice related to acquisitions.

(4)
All other fees consist of the aggregate fees billed for products and services provided and not otherwise included in "Audit fees," "Audit-related fees" or "Tax fees."

Auditor Independence

        In the fiscal year ended January 31, 2019, there were no other professional services provided by PwC that would have required our audit and risk committee to consider their compatibility with maintaining the independence of PwC.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm

        Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit and risk committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services do not impair such accounting firm's independence. All fees paid to PwC for the fiscal years ended January 31, 2019 and 2018 were pre-approved by our audit and risk committee.

Vote Required

        The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2020.

 PROPOSAL NO. 3
ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

        Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the fiscal 2019 compensation of our named executive officers as disclosed in the section of this proxy statement titled "Executive Compensation," including the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the tables. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Our stockholders previously approved, on a non-binding, advisory basis, that we conduct a "say-on-pay" vote on an annual basis.

        As described in detail in the section of this proxy statement titled "Executive Compensation," our compensation program for our named executive officers is designed to (i) attract and retain highly qualified named executive officers, who are critical to our long-term success; (ii) motivate and reward our named executive officers for achieving our short-term business and long-term strategic goals; and (iii) align the financial interests of our named executive officers with those of our stockholders. During the fiscal year ended January 31, 2019, our compensation committee based the payment of annual cash bonuses for our named executive officers predominantly on the achievement of pre-established financial goals. We exceeded the pre-established targets levels for these goals, and, as a result, the bonuses of our named executive officers for our fiscal year ended January 31, 2019 were paid at levels commensurate with the Company's performance. In addition, during the fiscal year ended January 31, 2019, the majority of the long-term incentive compensation granted to our named executive officers by our compensation committee was performance based and will be earned based upon the achievement of certain pre-established financial performance objectives by the Company through fiscal year 2021.

        Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables in this proxy statement, which discuss in greater detail our compensation philosophy, policies and practices. Our board of directors believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are being asked to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following advisory resolution:

  RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

        Although the vote is intended to be advisory and non-binding, we value the views of our stockholders and the board of directors and our compensation committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our executive compensation program.

Vote Required

        The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

AUDIT AND RISK COMMITTEE REPORT

        The information contained in the following Audit and Risk Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthEquity, Inc., or the Company, specifically incorporates it by reference in such filing.

        As members of the audit and risk committee, we are responsible for overseeing the Company's accounting and financial reporting processes, the Company's risk management and risk governance structure, the performance of the Company's internal audit function and the audit of the Company's financial statements. In addition, the audit and risk committee is responsible for reviewing and approving the Company's risk management plan for each fiscal year. During the fiscal year ended January 31, 2019, the audit and risk committee held 12 meetings—with and without management present—at which the audit and risk committee reviewed and discussed, among other items, the Company's operational auditing procedures, the annual plan and scope of work of the independent auditor, and the requirements of, and the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's, or PCAOB's, Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

        The audit and risk committee has oversight responsibility for management's implementation of procedures for identifying, monitoring and communicating the risks inherent to the Company's business, including financial and strategic risks and risks regarding the Company's operations and reputation (including cyber risks). The audit and risk committee receives regular reports from management regarding the Company's assessment of risk and regularly reports to the full board of directors. In addition, the audit and risk committee has established a cybersecurity subcommittee to assist the audit and risk committee in overseeing management's responsibilities with respect to the Company's cybersecurity.

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations. The audit and risk committee receives regular updates on submissions to the hotline.

        The audit and risk committee has reviewed and discussed the Company's audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company's independent registered public accounting firm. The audit and risk committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.

        The audit and risk committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the audit and risk committee concerning independence, and has discussed with PwC its independence. In such discussions, the audit and risk committee considered, among other things, the length of time the PwC audit partner and other staff have been on the engagement, and other relationships that may impact the firm's objectivity and independence.

        Based on the review and discussions referred to above, the audit and risk committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2019, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the audit and risk committee of the board of directors:

Evelyn Dilsaver (Chair) Frank A. Corvino Adrian T. Dillon Ian Sacks Gayle Wellborn

EXECUTIVE OFFICERS

        The following table identifies certain information about our executive officers as of May 13, 2019. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Jon Kessler	51	President and Chief Executive Officer
Stephen D. Neeleman, M.D.	51	Founder and Vice Chairman
Darcy Mott	66	Executive Vice President and Chief Financial Officer
Edward Bloomberg	43	Executive Vice President, Chief Operating Officer
Ashley Dreier	46	Executive Vice President, Chief Technology Officer and Chief Information Officer
Angelique Hill	51	Executive Vice President, Operations
Delano Ladd	38	Executive Vice President, General Counsel and Corporate Secretary
William Otten	54	Executive Vice President of Sales
Larry Trittschuh	47	Executive Vice President, Chief Security Officer
Adam Hostetter	38	Executive Vice President, Chief Marketing Officer

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004, Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler also currently serves as a trustee of the Employee Benefits Research Institute and a director of the International Baccalaureate Organization, both nonprofit organizations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government.

        Stephen D. Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America's Health Insurance Plans' HSA Leadership Council and the American Bankers' Association HSA Council. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona.

        Darcy Mott has served as our Executive Vice President and Chief Financial Officer since February 2007. From 1999 to 2004, Mr. Mott was Vice President, Treasurer and Chief Financial Officer at The Canopy Group, a technology investment company, where he was responsible for all finance operations and served on the board of directors of several portfolio companies, both public and private. Prior to joining The Canopy Group, Mr. Mott served for 12 years in various financial management positions at Novell, Inc., a networking software company. Prior to joining Novell, Inc., Mr. Mott worked as an accountant at Arthur Andersen & Co., serving a variety of public and private audit clients. Mr. Mott holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

        Edward Bloomberg has served as our Executive Vice President and Chief Operating Officer since August 2018. Mr. Bloomberg is responsible for managing the company's day-to-day operations and leads our service delivery and operations, technology, sales, product and marketing teams. Prior to joining HealthEquity, Mr. Bloomberg was Senior Vice President of Operations, Strategy and Support for Financial Engines, a provider of investment advice through its relationships with large employers and retirement plan recordkeepers. Prior to his employment by Financial Engines, Mr. Bloomberg served as the Chief Operating Officer of The Mutual Fund Store, a large registered investment advisor that was sold to Financial Engines in 2016. Before that, Mr. Bloomberg served 10 years in various leadership capacities at TD Ameritrade. Mr. Bloomberg holds a Bachelor of Science degree in industrial and labor relations from Cornell University.

        Ashley Dreier has served as our Executive Vice President, Chief Technology Officer and Chief Information Officer since February 2013. Ms. Dreier is responsible for leading our technical and product development teams and ensuring strategic alignment and execution of our platform strategy. From May 2008 to February 2013, Ms. Dreier was Vice President of Product Development and Technology at Krames StayWell, a provider of interactive, print and mobile patient education solutions, consumer health information and population health management communications in the United States. Prior to joining Krames StayWell, Ms. Dreier was the Director of Product Development at GE Capital, where she was responsible for development of software products associated with corporate purchasing and travel and entertainment credit cards. Ms. Dreier holds a B.S. in Accounting from the University of Utah and an M.S. in Information Systems from the University of Utah.

        Angelique Hill has served as our Executive Vice President, Operations since April 2018. Ms. Hill joined HealthEquity in June 2010 where she served as Director of Reimbursement Accounts from June 2010 to August 2012, Senior Vice President of Reimbursement Accounts from August 2012 to August 2015, and most recently as our Senior Vice President of Operations from August 2015 to April 2018, where she oversaw our back office operations and the reimbursement accounts team. Prior to joining HealthEquity, Ms. Hill worked in various roles at Optum Bank, including as the Director of Operations, from January 2006 to June 2010, and prior to that on the operations team at MinervaHealth, where she began her career in consumer directed healthcare. Ms. Hill holds a Bachelor of Arts degree in Communications from Ohio University.

        Delano Ladd has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2016, having previously served as our Deputy General Counsel from April to September 2016. Prior to joining HealthEquity, Mr. Ladd worked as an attorney in the Corporate and Financial Services practice group in the New York office of Willkie Farr & Gallagher LLP. Mr. Ladd holds a B.A. from the University of Colorado and a J.D. from St. John's University School of Law.

        William Otten has served as our Executive Vice President of Sales since May 2017. From March 2003 to April 2017, Mr. Otten served in various sales leadership roles at ADP, LLC, a comprehensive global provider of cloud-based human capital management solutions. Prior to joining ADP, Mr. Otten was a co-founder and Chief Financial Officer of Interlink Capital, Inc. and held various sales leadership roles at Enterprise Fleet Services, a division of Enterprise Rent-A-Car Company. Mr. Otten holds an M.B.A. from John Hopkins and a B.S. degree in business from Missouri State University.

        Larry Trittschuh has served as our Executive Vice President and Chief Security Officer since December 2018. Mr. Trittschuh leads information security, privacy, fraud prevention, incident response, physical security teams, as well as the enterprise risk department. Prior to joining HealthEquity, Mr. Trittschuh served as Chief Security Officer for Barclays Americas from March 2018 to December 2018. Mr. Trittschuh's professional background also includes Senior Vice President, Information Security for Synchrony Financial from July 2014 to March 2018, and various information security roles at General Electric from August 2006 to July 2014. Mr. Trittschuh has been an active participant in shaping cybersecurity partnership strategies in both industry and government. He was a founding Board member of the Defense Security Information Exchange (DSIE) and served on the Board of Directors of the Internet Security Alliance. Prior to joining GE, Mr. Trittschuh served as a pilot in the United States Air Force and Senior Consultant for BearingPoint, a management and technology consulting firm. He holds a bachelor's degree in political science from the United States Air Force Academy and an FAA Airline Transport Pilot certificate.

        Adam Hostetter has served as our Executive Vice President and Chief Marketing Officer since April 2019. Prior to joining HealthEquity, from February 2016 Mr. Hostetter was Vice President of Marketing for Financial Engines Advisors, LLC, an independent financial planning and investment advisor. Prior to joining Financial Engines Advisors, LLC, Mr. Hostetter served as Vice President, Marketing and Chief Technology Officer for The Mutual Fund Store from September 2012 to February 2016 and Director, Digital Products of TD Ameritrade from June 2009 to September 2012. He holds a bachelor's degree in English from Brigham Young University (Idaho).

 COMPENSATION COMMITTEE REPORT

        Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Respectfully submitted by the members of the compensation committee of the board of directors:

Frank T. Medici (Chair) Frank A. Corvino Adrian T. Dillon Debra McCowan

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the compensation program for our principal executive officer, our principal financial officer, and the next three most highly compensated executive officers of the Company, or our named executive officers. During the fiscal year ended January 31, 2019, these individuals were:

  •
  Jon Kessler, our President and Chief Executive Officer (our "CEO");

  •
  Stephen D. Neeleman M.D., our Founder and Vice Chairman (our "Founder and Vice Chairman");

  •
  Darcy Mott, our Executive Vice President and Chief Financial Officer (our "CFO");

  •
  Edward Bloomberg, our Executive Vice President and Chief Operating Officer (our "COO"); and

  •
  Ashley Dreier, our Executive Vice President, Chief Technology Officer and Chief Information Officer (our "CTO").

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended January 31, 2019. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the compensation committee arrived at the specific compensation decisions for our executive officers, including the named executive officers, for the fiscal year ended January 31, 2019, including the key factors that the compensation committee considered in determining their compensation.

Executive Summary

  Fiscal Year 2019 Business Highlights

        During the fiscal year ended January 31, 2019, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:

  •
  Overall revenue of $287.2 million, representing an increase of 25% from the fiscal year ended January 31, 2018;

  •
  Net income of $73.9 million, representing an increase of 56% from the fiscal year ended January 31, 2018;

  •
  Net income per diluted share of $1.17, compared to $0.77 per diluted share in the fiscal year ended January 31, 2018;

  •
  Adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA")(1) of $118.4 million, representing an increase of 40% from the fiscal year ended January 31, 2018;

  •
  4.0 million health savings account members at the end of the fiscal year ended January 31, 2019, representing an increase of 17% compared to the fiscal year ended January 31, 2018; and

  •
  total custodial assets of $8.1 billion, representing an increase of 19% from the fiscal year ended January 31, 2018.

  Fiscal Year 2019 Executive Compensation Highlights

        The following key compensation actions were taken with respect to the named executive officers for the fiscal year ended January 31, 2019:

  •
  Base Salaries—Annual base salaries for our CEO, Founder and Vice Chairman, CFO, and our CTO were increased by 25%, 33%, 45%, and 51%, respectively, from their previous year-end levels for the fiscal year ended January 31, 2018 in order to (i) help ensure the retention of certain of our executive officers, (ii) maintain relative parity in compensation among our executive officers, and (iii) consistent with the general guideline established by our compensation committee, continue to move our executive officers' total direct compensation closer to that of our peer group in the 50th percentile of the market.

  •
  Annual Cash Bonuses—Annual target cash bonus opportunities for our CEO, CFO and our CTO were increased by 33%, 50% and 43% respectively, from their previous year levels for fiscal year ended January 31, 2018 in order to (i) help ensure the retention of certain of our executive officers, (ii) maintain relative parity in compensation among our executive officers, and (iii) consistent with the general guideline established by our compensation committee, continue to move our executive officers' total direct compensation closer to that of our peer group in the 50th percentile of the market. Based on our strong performance as measured against our corporate performance objectives, annual cash bonuses paid to our named executive officers ranged from 126% to 130% of their target annual cash bonus opportunities, which was commensurate with such performance.

  •
  Long-Term Incentive Compensation—All named executive officers received equity awards. Our CEO, Founder and Vice Chairman, and CFO were granted long-term incentive compensation in the form of time-based vesting options to purchase shares of our common stock, which vest over a multi-year period, as well as performance-based vesting restricted stock awards, which vest based on our financial performance in the period beginning February 1, 2018 and ending January 31, 2021. Our CTO was granted long-term incentive compensation in the form of time-based vesting restricted stock awards, which vest over a multi-year period, as well as performance-based vesting restricted stock awards, which vest based on our financial performance in the period beginning February 1, 2018 and ending January 31, 2021.

  •
  COO Compensation—In connection with the hiring of our COO effective August 13, 2018, our COO received an annual base salary of $400,000 and was eligible to earn an annual cash bonus with a target of 75% of his base salary payable on the achievement of company and individual performance objectives. In addition, in August 2018 our compensation committee granted our COO equity awards comprised of an option to purchase 25,667 shares of our common stock and 10,620 time-based vesting restricted stock units.

(1)
Adjusted EBITDA is a non-GAAP financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included as Exhibit A to this proxy statement.

  Pay-for-Performance Discussion

        We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure that our executive officers' interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, the compensation committee seeks to ensure that a majority of their target annual total direct compensation opportunity is "at-risk" and will vary above or below target levels commensurate with our performance.

        We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, as well as through the grant of both time-based and performance-based vesting equity awards for shares of our common stock, which we use to deliver long-term incentive compensation opportunities. To ensure that we remain faithful to our compensation philosophy, the compensation committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return over this period.

  Executive Compensation Policies and Practices

        We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during the fiscal year ended January 31, 2019:

WHAT WE DO:

  •
  Independent Compensation Committee.  The compensation committee is comprised solely of independent directors.

  •
  Independent Compensation Committee Advisor.  The compensation committee engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2019.

  •
  Annual Executive Compensation Review.  The compensation committee reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

  •
  Multi-Year Vesting and Earnout Requirements.  The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

  •
  Risk Mitigation.  Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.

  •
  Pay for Performance.  A majority of target annual compensation for our named executive officers is "at-risk" compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance-based and time-based vesting requirements.

  •
  Share Ownership Guidelines.  We maintain robust share ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.

  •
  Hedging and Pledging Prohibited.  We prohibit our executive officers, directors and certain other team members from hedging or pledging our securities.

  •
  Engage with our Stockholders.  We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.

WHAT WE DO NOT DO:

  •
  No Special Retirement Plans.  We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried team members.

  •
  No Special Health or Welfare Benefits.  Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.

  •
  No Perquisites.  Other than the reimbursement of certain one-time relocation expenses incurred in connection with an executive's commencement of employment, we generally do not provide any perquisites or other personal benefits to our named executive officers.

  •
  No Tax Reimbursements.  We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits to our named executive officers.

  •
  No Post-Employment Tax Reimbursements.  We do not provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits.

  •
  No Dividends or Dividend Equivalents on Unvested Performance Awards.  We do not pay dividends or dividend equivalents on performance awards unless and until the performance shares are earned and vest.

Executive Compensation Philosophy and Program Design

  Compensation Philosophy

        Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

  •
  Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented team of executive officers within the context of responsible cost management;

  •
  Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and

  •
  Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

  Program Design

        We structure the annual target total direct compensation of our executive officers, including the named executive officers, using three principal elements: base salary, an annual cash bonus opportunity, and a long-term incentive compensation opportunity in the form of equity awards for shares of our common stock. We also design our executive compensation program based on a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures.

Governance of Executive Compensation Program

  Role of the Compensation Committee

        The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers, including the named executive officers. The compensation committee has overall responsibility for: (i) overseeing our compensation and benefits policies generally; (ii) overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers; (iii) overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors; (iv) determining and overseeing the process of evaluating our CEO's performance; and (v) overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis.

        With respect to our CEO, the compensation committee sets, and with respect to our other executive officers, the compensation committee reviews and approves their:

  •
  annual base salaries;

  •
  annual cash bonus opportunities and payments;

  •
  long-term incentive compensation;

  •
  employment agreements (including post-employment compensation arrangements); and

  •
  other compensation, perquisites, and other personal benefits, if any.

        The compensation committee's practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure.

  Role of Chief Executive Officer and Members of Our Management Team

        In discharging its responsibilities, the compensation committee works with members of our management team, including our CEO. The management team assists the compensation committee by providing information on company and individual performance, market data, and management's perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO's recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The compensation committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO) and direct reports to our CEO and COO. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.

  Compensation Review Cycle

        The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the named executive officers, during the first half of each fiscal year, or more frequently as warranted. Adjustments, if any, are generally effective shortly thereafter.

  Compensation-Setting Process

        With the assistance of its compensation consultant, Compensia, the compensation committee established a general guideline to target total direct compensation for our executive officers at the 50th percentile of the market, based on our peer group, and expects to bridge any gap between each executive officer's current compensation and such 50th percentile over a multi-year period. However, our compensation committee expects to make exceptions to such guidelines to reflect individual performance and other relevant factors as further discussed below. Total direct compensation for this purpose is comprised of base salary, annual cash incentives and long-term equity incentives. When selecting and setting the amount of each compensation element, the compensation committee may consider the following factors:

  •
  our performance against the financial and operational objectives established by the compensation committee and our board of directors;

  •
  each individual executive officer's skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;

  •
  the scope of each executive officer's role compared to other similarly situated executives at the companies in our compensation peer group;

  •
  the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

  •
  compensation parity among our executive officers;

  •
  our financial performance relative to our peers; and

  •
  the compensation practices of our compensation peer group and the positioning of each executive officer's compensation relative to the compensation levels of similarly situated executives at the companies in our compensation peer group.

        These factors provide the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

  Role of Compensation Consultant

        The compensation committee has the authority to retain and terminate compensation consultants, legal counsel, and other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the senior management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities and, therefore, engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.

        The compensation committee engaged Compensia, a national compensation consulting firm, as its compensation advisor for the fiscal year ended January 31, 2019. Compensia reports directly, and is directly accountable, to the compensation committee, and the compensation committee has the sole authority to retain, terminate, and obtain the advice of Compensia at the Company's expense. The compensation committee selected Compensia as its compensation consultant because of the firm's expertise and reputation and the fact that Compensia provides no services to us other than its services to the compensation committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.

        During the fiscal year ended January 31, 2019, Compensia attended the meetings of the compensation committee (both with and without management present) as requested by the compensation committee and consulted with the compensation committee chair and other members between meetings. In addition, it assisted with the preparation of this Compensation Discussion and Analysis.

        The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The compensation committee has considered the independence of Compensia and determined that its work does not give rise to any conflicts of interest.

  Competitive Positioning

        For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable companies. During much of fiscal year 2019, the compensation committee referenced the following compensation peer group for purposes of understanding the competitive market:

• 2U, Inc.	• Financial Engines, Inc.	• Q2 Holdings, Inc.
• AppFolio, Inc.	• Guidewire Software Inc.	• SPS Commerce, Inc.
• Benefitfocus, Inc.	• Medidata Solutions	• The Trade Desk, Inc.
• Cornerstone OnDemand, Inc.	• MINDBODY, Inc.	• Wageworks, Inc.
• Ellie Mae, Inc.	• Paycom Software, Inc.	• Yext, Inc.
• Evolent Health, Inc.	• Paylocity Holding Corporation

        The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:

  •
  similar revenue size—~0.3x to ~3.0x our last four fiscal quarters' revenue; and

  •
  similar market capitalization—~0.3x to ~3.0x our market capitalization.

        The compensation committee further refined the peer group by considering each company's:

  •
  profitability—positive operating income;

  •
  revenue growth—equal to or greater than ~0.3x our last four fiscal quarters' growth rate;

  •
  similar industry focus—financial technology and technology-enabled business services; and

  •
  geographic location.

        To analyze the compensation practices of the companies in our compensation peer group, the compensation committee's compensation consultant gathers data from public filings (primarily proxy statements). In the fiscal year ended January 31, 2019, this market data was then used as a reference point for the compensation committee to assess our current incentive compensation levels in the course of its deliberations on compensation forms and amounts. Based on a review of market practices among our peer group, as a general guideline, our compensation committee targets the 50th percentile of the peer group executive officer compensation. In some instances, our executive compensation falls below this target, and the compensation committee expects to bridge any such gap over a multi-year period. However, our compensation committee expects to make exceptions to such guidelines to reflect individual performance and other relevant factors as further described above.

        In selecting peers, our compensation committee seeks to maintain consistency from year to year, other than for events potentially calling for immediate elimination of a peer group member. In September 2018, the compensation committee, with the assistance of Compensia, removed from our peer group Financial Engines, Inc. because it was taken private and SPS Commerce, Inc. given its relatively low market capitalization and added Coupa Software, Inc., Envestnet, Inc., Okta, Inc., and Teledoc Health, Inc. The compensation committee has and will continue to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

  Advisory Vote on Named Executive Officer Compensation

        At our 2018 annual meeting of stockholders, our "say on pay" proposal resulted in a favorable vote from approximately 99% of the shares present and entitled to vote at the annual meeting. We believe the level of support was due to the appropriateness of the overall design of our executive compensation program and our communications with our stockholders and responsiveness to stockholder feedback obtained through our stockholder engagement process.

  Frequency Say-on-Pay Vote

        Consistent with the preference expressed by our stockholders at our 2017 annual meeting of stockholders, our board of directors decided that the Company will include a vote to approve, on a non-binding advisory basis, the compensation of our named executive officers in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on named executive officer compensation, which will occur no later than our 2023 annual meeting of stockholders.

Individual Compensation Elements

        In the fiscal year ended January 31, 2019, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of options to purchase shares of our common stock and restricted stock awards. While the compensation committee reviews each of these compensation elements, as well as target total direct compensation, it does not use any specific formula to determine the allocation between fixed and variable compensation in making its decisions. Rather, the compensation committee considers together all elements that comprise the target total direct compensation of the named executive officers rather than each element in isolation.

Compensation Element	Primary Purpose of Compensation Element	Philosophy Behind Providing Compensation Element
Annual Compensation:
Base Salary	• A fixed portion of the compensation that reflects expertise and scope of responsibilities.	• Provides a base component of total compensation. • Attracts and retains key talent. • Provides financial certainty and stability. • Recognition of individual performance.
Performance-Based Annual Incentive

•

Provides "at-risk" pay that reflects annual Company performance and performance against strategic accomplishments.

•

Drives "top-line" growth, "bottom-line" profitability, and overall customer satisfaction.

•

Drives execution of our annual operating plan.

• Promotes the achievement of financial and performance metrics important to stockholders. • Reinforces the importance of pre-established strategic accomplishments and goals. • Rewards team success.
Long-Term Compensation:
Long-Term Incentive Program	• Provides "at-risk" pay with a long-term focus, subject to both performance- and service-based vesting requirements.

•

Retains talent through long-term wealth-creation opportunities.

•

Attracts and retains key talent.

•

Aligns our named executive officers' and long-term stockholders' interests.

•

Reflects long-term performance.

Other Executive Benefits:
Retirement Programs and Other Benefits	• Provides income security for retirement. • Provides competitive benefits to team members.	• Provides for safety and wellness of our team members. • Attracts and retains key talent.

  Base Salary

        Generally, we establish the initial base salaries of our executive officers through arm's-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers and executive officers in similar roles at peer companies. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

        In the first quarter of fiscal year 2019, the compensation committee reviewed the base salaries of our executive officers, including the named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. As a result of such market review, the compensation committee approved an increase in the annual base salaries for our CEO, Founder and Vice Chairman, CFO and our CTO in order to better align their compensation with those holding similar positions within our peer group. With respect to our COO, his annual base salary was determined through an arm's-length negotiation in connection with his initial appointment. Annual base salaries for our CEO, Founder and Vice Chairman, CFO, and CTO were increased in order to (i) help ensure the retention of certain of our executive officers, (ii) maintain relative parity in compensation among our executive officers, and (iii) consistent with the general guideline established by our compensation committee, continue to move our executive officers' total direct compensation closer to that of our peer group in the 50th percentile of the market. The base salaries of the named executive officers for the fiscal year ended January 31, 2019, were as follows:

Named Executive Officer	Fiscal Year 2019 Base Salary ($)(2)	Fiscal Year 2018 Base Salary ($)	% Base Salary Increase
Mr. Kessler	500,000	400,000	25%
Dr. Neeleman	400,000	300,000	33%
Mr. Mott	400,000	275,000	45%
Mr. Bloomberg(1)	400,000	—	—
Ms. Dreier	400,000	265,000	51%

(1)
Mr. Bloomberg joined the Company during the fiscal year ended January 31, 2019.

(2)
Fiscal year 2019 base salaries were effective April 1, 2018.

  Annual Cash Bonuses

        For the fiscal year ended January 31, 2019, we had a cash bonus plan, the HealthEquity Executive Bonus Plan for Fiscal Year 2019 (the "2019 Executive Bonus Plan"), for our executive officers, including the named executive officers. The compensation committee established each executive officer's target annual cash bonus opportunity and set the formula for bonus payments at the beginning of the fiscal year ended January 31, 2019. Under the 2019 Executive Bonus Plan, each executive officer's target annual cash bonus opportunity was expressed as a percentage of each individual's base salary. The bonus amount funded under the 2019 Executive Bonus Plan was determined based on the achievement of a percentage based on the target performance level taking into account both Company performance and individual and team performance. The annual cash bonus that each participant would actually earn under the 2019 Executive Bonus Plan was 75% based on our actual achievement with respect to certain corporate performance measures for the fiscal year ended January 31, 2019, and 25% based on the achievement of individual and team performance objectives.

  Target Annual Cash Bonus Opportunities

        Each of our executive officers participating in the 2019 Executive Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. In March 2018, the compensation committee reviewed the target annual cash bonus opportunities of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described above. Following this review, the compensation committee determined to increase the target annual cash bonus opportunities for our CEO, CFO, and CTO, which were increased from 75% to 100%, 50% to 75%, and 35% to 50%, respectively, in order to (i) help ensure the retention of certain of our executive officers, (ii) maintain relative parity in compensation among our executive officers, and (iii) consistent with the general guideline established by our compensation committee, continue to move our executive officers' total direct compensation closer to that of our peer group in the 50th percentile of the market. With respect to our COO, his target annual cash bonus opportunity was determined through an arm's-length negotiation in connection with his initial appointment. The total annual cash bonus opportunities of the named executive officers for the fiscal year ended January 31, 2019, were as follows:

Named Executive Officer	Fiscal Year 2018 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2019 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2019 Target Annual Cash Bonus Opportunity ($)
Mr. Kessler	75%	100%	483,333
Dr. Neeleman	75%	75%	287,500
Mr. Mott	50%	75%	284,375
Mr. Bloomberg(1)	—	75%	140,909
Ms. Dreier	35%	50%	188,750

(1)
Mr. Bloomberg's target annual cash bonus opportunity was calculated using his pro-rata base salary earned based on the number of days actually employed by us during the year ended January 31, 2019.

  Bonus Formula

        For purposes of the 2019 Executive Bonus Plan, the actual cash bonus payment was based on both the corporate performance measures and individual and team performance objectives and paid as a percentage of the target annual cash bonus opportunity, calculated as follows:

Percentage Achievement of Target Performance Level	Payment as a Percentage of Target Bonus Opportunity(1)
0% to 96.9% achievement	0%
97% achievement	25%
100% achievement	100%
103% achievement	125%
105% or above achievement	150%

(1)
Performance achievement between the specified levels was interpolated on a straight-line basis.

  Corporate Performance Measures

        In March 2018, the compensation committee selected total revenue, Adjusted EBITDA, and total custodial assets as the corporate performance measures for purposes of the 2019 Executive Bonus Plan. The compensation committee selected these corporate performance measures because it believed that they were appropriate drivers for our business as they provided a balance between generating revenue, managing our expenses, and growing our business, which enhance stockholder value over the short term.

        For purposes of the 2019 Executive Bonus Plan, "Adjusted EBITDA" was defined as adjusted earnings before interest, taxes, depreciation and amortization and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of non-operating expenses and non-cash expenses.

        The target levels for these corporate performance measures were based on our operating plan for the fiscal year ended January 31, 2019, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of measures was intended to balance a top-line measure (total revenue) with a bottom-line measure (Adjusted EBITDA). The compensation committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our overall performance.

        In March 2018, the compensation committee set the target levels and the payment percentages for each of the corporate performance measures for the 2019 Executive Bonus Plan. The weighting of these corporate performance measures (as a percentage of each executive officer's total target annual cash bonus opportunity under the 2019 Executive Bonus Plan) and the related target levels for each measure were as follows:

Performance Measure	Weighting	Target Performance Level ($ in thousands)
Total revenue	25%	278,852
Adjusted EBITDA	25%	108,931
Total custodial assets	25%	8,214,585

  Individual and Team Performance Objectives

        In the first quarter of fiscal year 2019, our executive officers together with our CEO established the individual and team performance objectives for each executive officer, which were subsequently presented to our compensation committee and used in determining achievement of 25% of the performance level under the 2019 Executive Bonus Plan. Each executive officer's satisfaction of the individual and team performance goals was based on:

  •
  whether an executive officer's team satisfied the performance objectives for the fiscal year ended January 31, 2019; and

  •
  how much the executive officer contributed to the success of his or her team's performance.

        For purposes of calculating the funding of the executive bonus pool, achievement of the individual and team performance objectives was deemed to be equal to the blended average of total revenue, Adjusted EBITDA and total custodial assets for fiscal year 2019; however, payment of each individual executive team member's bonus was based on the assessment of such individual's performance against the attainment of management objectives. These assessments were inherently subjective and were made by the compensation committee in its sole discretion with input from our CEO (except with respect to his own performance). Consequently, notwithstanding the achievement of performance goals and objectives, an executive officer's actual annual cash bonus could be less than his or her annual cash bonus opportunity.

  Fiscal Year 2019 Annual Cash Bonus Payments

        In March 2019, the compensation committee determined the amounts to be paid under the 2019 Executive Bonus Plan based on our actual performance for the year with respect to each performance measure multiplied by each participant's target annual cash bonus opportunity. For the fiscal year ended January 31, 2019, our total revenue was $287.2 million, our Adjusted EBITDA was $118.4 million, and our total custodial assets was $8.1 billion. Our performance was above the target levels established for each of total revenue and Adjusted EBITDA, and at 99% of the target level for total custodial assets, and the blended weighted achievement of all of our corporate performance measures was above target levels. In addition, the compensation committee evaluated the individual performance of each executive officer, as well as the performance of each executive officer's team (where applicable), against the objectives approved by the compensation committee and assessed the extent to which each executive officer's efforts had contributed to the success of his team's performance. Accordingly, the funding for the 2019 Executive Bonus Plan was as follows:

Corporate Performance Measure	Target Performance Level ($ in thousands)	Actual Performance Level ($ in thousands)	Funding Percentage	Payment Weighting Percentage	Weighted Funding Percentage
Total revenue	278,852	287,244	103.0%	25.0%	25.7%
Adjusted EBITDA	108,931	118,382	108.7%	25.0%	27.2%
Total custodial assets	8,214,585	8,098,465	98.6%	25.0%	24.6%
Individual / team performance(1)	N/A	N/A	103.4%	25.0%	25.9%

					103.4%

(1)
For purposes of calculating the funding of the executive bonus pool, achievement of the individual and team performance objectives was deemed to be equal to the blended average of total revenue, Adjusted EBITDA and total custodial assets for fiscal year 2019; however, payment of each individual executive team member's bonus was based on the assessment of such individual's performance against the attainment of management objectives.

        Based on our strong performance as measured against our corporate performance objectives, annual cash bonuses paid to our named executive officers ranged from 126% to 130% of their target annual cash bonus opportunities, which was commensurate with such performance. Actual bonus payments made to our named executive officers pursuant to our 2019 Executive Bonus Plan for the fiscal year ended January 31, 2019, were as follows:

									Fiscal Year 2019 Actual Cash Bonus as a Percentage of Bonus Opportunity at 100% achievement (%)
	Fiscal Year 2019 Target Annual Cash Bonus Opportunity at 100% achievement			Fiscal Year 2019 Annual Cash Bonus Opportunity at or above 103% achievement
							Fiscal Year 2019 Actual Cash Bonus Paid($)
Named Executive Officer	Individual / Team Performance ($)	Company Performance ($)	Total	Individual / Team Performance ($)	Company Performance ($)	Total
Mr. Kessler	120,833	362,500	483,333	157,446	472,337	629,783	610,854	(1)	126
Dr. Neeleman	71,875	215,625	287,500	93,653	280,959	374,612	374,612		130
Mr. Mott	71,094	213,281	284,375	92,635	277,905	370,540	370,540		130
Mr. Bloomberg	35,227	105,682	140,909	45,901	137,703	183,604	183,604		130
Ms. Dreier	47,187	141,563	188,750	61,485	184,456	245,941	245,941		130

(1)
Mr. Kessler was awarded less than his fully funded opportunity due to the performance of the executive team relative to individual performance objectives.

  Sign-on Bonus for Bloomberg

        Mr. Bloomberg received a one-time sign-on bonus in connection with his appointment as COO, equal to $200,000. We provide sign-on bonuses when necessary and appropriate to advance the Company's and stockholders' interests, including to attract top executive-level talent. Mr. Bloomberg's sign-on bonus was paid upon his commencement of employment as COO.

  Long-Term Incentive Compensation

        During fiscal year ended January 31, 2019, the compensation committee used equity awards in the form of options to purchase shares of our common stock, restricted stock awards and restricted stock units to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time to time.

        In March 2018, our compensation committee approved the grant of equity awards to each of our executive officers. The equity awards granted to each of our executive officers, including our CTO, but excluding our CEO, Founder and Vice Chairman, and CFO, were delivered in the form of restricted stock awards, with one-third of the value of such grant comprised of time-based vesting restricted stock awards and two-thirds comprised of performance-based vesting restricted stock awards. The equity awards granted to each of our CEO, Founder and Vice Chairman and CFO were delivered in the form of both restricted stock awards and options to purchase shares of our common stock, with one-third of the value of such grant comprised of time-based vesting stock options and two-thirds comprised of performance-based vesting restricted stock awards.

        Restricted stock units and restricted stock awards are "full value grants," meaning that, upon vesting or grant, as applicable, each recipient receives shares and vests in the full value of such shares over time. As a result, while the value the recipient realizes in connection with an award of restricted stock units or restricted stock awards depends on our stock price, time-vested restricted stock units and restricted stock awards each generally have some value even if the Company's stock price significantly decreases following their grant (unlike performance-based restricted stock units or restricted stock awards that do not vest unless the performance level is achieved). As a result, time-vested restricted stock units/awards help to secure and retain our executive officers and instill an ownership mentality, regardless of whether the Company's stock price increases or decreases. In contrast, stock options provide an effective performance incentive and align our executive officers' interests with our stockholders' interests because our executive officers derive value from their options only if our stock price increases following their grant (which benefits all stockholders) and they remain employed with us beyond the date that their options "vest" (that is, become exercisable).

        The performance-based vesting restricted stock awards granted to our executive officers, including our named executive officers, are earned and vest based on the achievement of the cumulative three-year compound annual growth rate in the Company's revenue (determined on a basis consistent with generally accepted accounting principles ("GAAP") in the United States) between February 1, 2018 through January 31, 2021, calculated based on a beginning value of $229,525,180 (the Company's revenue for fiscal 2018) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
≤10%	0%
20%	50%
30%	100%

        Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold. In order to avoid tax deduction limitations, the shares subject to the performance-based vesting restricted stock award were issued at the maximum allowable shares, or 200%, and held in escrow until the awards are earned and vested. Therefore, target performance would vest 50% of the shares issued. Any shares not earned will be returned to the Company.

        The stock options granted to our CEO, Founder and Vice Chairman and CFO and the time-based vesting restricted stock granted to our executive officers vest in four equal annual installments on the first four anniversaries of the date of grant.

        In April 2018, based on the recommendation of our CEO and the advice of Compensia, in order to better align the compensation of our CTO with market data of comparable roles and to better reflect our CTO's individual contributions to our performance, the compensation committee approved a special one-time restricted stock award to Ms. Dreier, effective April 5, 2018. The restricted stock award vests in four equal annual installments on the first four anniversaries of the date of grant.

        In August 2018, in connection with his joining the Company as our COO, our compensation committee granted Mr. Bloomberg an initial grant of equity awards comprised of stock options to purchase 25,667 shares of our common stock and 10,620 time-based vesting restricted stock units. The number of shares subject to each award was determined in arm's-length negotiations. Both the stock option grant and the restricted stock unit grant vest in four equal annual installments on the first four anniversaries of the date of grant.

        The table below provides a summary of the equity awards granted to each of our named executive officers during fiscal year ended January 31, 2019:

Named Executive Officer	Date of Grant	Performance-based Vesting Restricted Stock Awards (200% of target) (#)	Time-based Vesting Restricted Stock Units/Awards (#)	Time-based Vesting Stock Options (#)
Mr. Kessler	March 27, 2018	79,930	—	47,859
Dr. Neeleman	March 27, 2018	23,764	—	14,228
Mr. Mott	March 27, 2018	23,764	—	14,228
Mr. Bloomberg	August 13, 2018	—	10,620	25,667
Ms. Dreier	March 27, 2018	18,362	4,591	—
	April 5, 2018	—	23,577	—

        As with their other elements of compensation, the compensation committee determines the amount of long term incentive compensation opportunities for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own long term incentive compensation opportunity), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long term incentive compensation awards (our "burn rate") in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our "overhang") in relation to the companies in our compensation peer group, and the other factors described above.

        All equity awards, including restricted stock awards, restricted stock units and stock options, granted to our executive officers during fiscal year ended January 31, 2019, also provide for accelerated vesting on a "double trigger" basis. For additional information, please see "Potential Payments Upon Termination or Change In Control" below.

  Welfare and Health Benefits

        We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, which contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (the "Section 401(k) Plan"). Generally, employees, including our executive officers, who have attained at least 21 years of age are generally eligible to participate in the Section 401(k) Plan on the first day of the calendar month following their respective dates of hire. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for "catch-up" contributions. The Section 401(k) Plan provides for a discretionary employer matching contribution and, for the fiscal year ended January 31, 2019, we made matching contributions to participant's Section 401(k) Plan accounts in amounts up to 100% of the first 1% of his or her eligible earnings contributed to the Section 401(k) Plan and 50% of the next 5% of his or her eligible earnings contributed to the Section 401(k) Plan.

        All employee and employer contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants and contributions that we make to a participant's Section 401(k) Plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the Section 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and vests in employer contributions at a rate of 25% for each year of employment.

        In addition, our executive officers, including the named executive officers, are eligible to participate in our employee benefits programs on the same basis as all of our employees. These benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts and accidental death and dismemberment insurance.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

  Perquisites and Other Personal Benefits

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, other than the reimbursement of certain relocation expenses incurred in connection with an executive's commencement of employment, we do not provide perquisites or other personal benefits to our named executive officers and do not have a formal perquisites policy. We may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee. During the fiscal year ended January 31, 2019, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual, other than Mr. Bloomberg who received $130,000 as a reimbursement for expenses incurred in connection with his relocation from Kansas City to Utah.

  Employment Agreements

        We have entered into either a written employment agreement or a written employment offer letter with each of our named executive officers. Each of these agreements or letters was approved on our behalf by the compensation committee or, in certain instances, by our board of directors.

        In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

        Each of these written arrangements provides for "at-will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, with respect to our COO and CTO an equity award recommendation. None of our employment agreements have a stated duration or term. In addition, each arrangement with our CEO, Founder and Vice Chairman, CFO and COO provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment. Finally, these arrangements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.

        These post-employment compensation arrangements are described in more detail in "Potential Payments Upon Termination or Change in Control" below.

        For information on the specific terms and conditions of the employment agreements of the named executive officers, see "Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table—Executive Employment Arrangements" below.

  Post-Employment Compensation

        In March 2017, the compensation committee approved the adoption of a severance policy by the Company for the benefit of certain members of its management team who do not have employment agreements, including our CTO, that provides for severance protection following a change in control. In addition, on June 20, 2018, the Compensation Committee approved an amendment to our severance policy to amend the definition of "good reason" to include a material diminution in a participant's duties or responsibilities. Accordingly, subject to all other terms and conditions set forth in the severance policy, a participant that resigns from the company as a result of a material diminution in her or his responsibilities in connection with a change in control (as defined in the severance policy) may now be eligible to receive the compensation and benefits set forth in the severance policy. For additional detail on the post-employment compensation arrangements in place for the named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of the fiscal year ended January 31, 2019, see "Potential Payments Upon Termination or Change in Control" below.

Fiscal 2020 Changes

        In connection with the compensation committee's review of our executive officers' compensation for fiscal year ended January 31, 2020, the compensation committee approved an increase to the target annual cash bonus opportunity for our CTO, which increased from 50% to 75%, effective April 1, 2019. The compensation committee made this change in order to better align her target cash compensation with those holding similar positions within our peer group.

Other Compensation Policies and Practices

  Policy Prohibiting Hedging or Pledging of Our Equity Securities

        Our Insider Trading Policy provides that certain key employees, including our executive officers and the members of our board of directors, are prohibited from engaging in short sales of our securities, buying or selling options or other derivative securities on our securities, and hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds). In addition, these individuals are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

  Stock Ownership Guidelines

        The board of directors has adopted stock ownership guidelines for our CEO, Founder and Vice Chairman, CFO, and each of our other executive officers that report directly to our CEO, which set the minimum ownership expectations for each such executive officer. The guidelines require that prior to July 31, 2021, our CEO, Founder and Vice Chairman and CFO should own shares of our common stock with a value equal to six times annual base salary, five times annual base salary and three times annual base salary, respectively. The guidelines require that each of our other executive officers that report directly to our CEO own shares of our common stock equal to one and a half times annual base salary, respectively, within five years of first becoming subject to the guidelines. Half of the fair market value of the shares of our common stock underlying vested stock options (to the extent the fair market value exceeds the applicable exercise price) are included when determining the executive officer's stock ownership. Shares underlying unvested restricted stock units are not counted towards determining the executive officers' stock ownership. We believe that the stock ownership guidelines serve to further align the interests of our executive officers with the interests of our stockholders.

  Compensation and Risk Management

        Our compensation committee regularly reviews our executive officer compensation and our company-wide compensation programs and policies. Our compensation committee's independent compensation consultant is involved in this review process, which is conducted under the oversight of our compensation committee. With respect to fiscal year ended January 31, 2019 and the compensation programs in place for fiscal year ending January 31, 2020, our compensation committee has concluded that the Company's compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Code, or Section 162(m), generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers, chief financial officers and certain other named executive officers, unless an exemption applies. We have relied on transitional relief under Section 162(m) that exempts newly-public companies from the limitations on deductibility, for so long as such transition rules apply to us. In our case, the transition period for Section 162(m) purposes expired as of the date of our 2018 Annual Meeting.

        To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals in the best interests of the Company, the compensation committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the compensation committee determines that doing so is in the best interests of the Company and its stockholders.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999, and have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Deferred Compensation

        If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code ("Section 409A"), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the compensation committee considers when making equity-award decisions.

 EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended January 31, 2019, January 31, 2018, and January 31, 2017.

Summary Compensation Table

Name and Principal Position	Fiscal Year-End(2)	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Jon Kessler	2019	483,334	610,854	2,466,667	1,233,333	—	—	14,482	4,808,670
President & Chief	2018	400,000	383,765	2,333,333	1,166,667	—	—	10,848	4,294,613
Executive Officer	2017	400,000	272,371	—	—	—	—	8,870	681,241
Stephen D. Neeleman, M.D.	2019	383,334	374,612	733,333	366,667	—	—	11,110	1,869,056
Founder and Vice Chairman	2018	300,000	303,750	666,667	333,333	—	—	15,709	1,619,459
	2017	300,000	200,000	—	—	—	—	140	500,140
Darcy Mott	2019	379,167	370,540	733,333	366,667	—	—	14,756	1,864,463
Executive Vice President	2018	270,833	182,897	666,667	333,333	—	—	9,760	1,463,490
and Chief Financial Officer	2017	250,000	117,500	—	—	—	—	7,692	375,192
Edward Bloomberg(1)	2019	187,879	383,604	875,000	875,000	—	—	133,870	2,455,353
Executive Vice President and Chief Operating Officer
Ashley Dreier	2019	377,500	245,941	2,350,000	—	—	—	12,047	2,985,488
Executive Vice President,	2018	257,500	121,776	700,000	—	—	—	10,787	1,090,063
Chief Technology Officer and Chief Information Officer	2017	220,000	88,984	—	631,345	—	—	9,214	949,543

(1)
Mr. Bloomberg joined HealthEquity on August 13, 2018, and the amount reported in the salary column reflects his actual salary paid for such partial year of employment.

(2)
Our fiscal year ends on January 31.

(3)
The amounts reported in this column represent the bonuses earned by each executive pursuant to the executive bonus plan established for each applicable fiscal year. The amount reported for Mr. Bloomberg also includes a one-time sign-on bonus of $200,000 paid in connection with his commencement of employment. Other than Mr. Bloomberg's sign-on bonus, the amounts relating to our fiscal year ended January 31, 2019 were paid in April 2019. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock awards and restricted stock units granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the restricted stock awards vest or restricted stock units are settled, as applicable. Grants made during the fiscal year ended January 31, 2019 include restricted stock awards subject to both time and performance-based vesting conditions and restricted stock units subject to time-based vesting. For time-based vesting stock awards, the grant date fair value is calculated by multiplying the Company's closing stock price on the date of grant, less the present value of future expected dividends discounted at the risk-free interest rate, by the number of shares of common stock subject to the restricted stock awards and units. For awards subject to both time and performance-based vesting, the grant date fair value is calculated assuming the probable outcome of the performance conditions on the date of grant and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance conditions are met, the potential maximum grant date value for the restricted stock awards subject to both time and performance-based vesting is $4.9 million, $1.5 million, $1.5 million and $1.1 million for Messrs. Kessler and Mott, Dr. Neeleman and Ms. Dreier, respectively. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

(5)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the stock options are exercised. Grants made during the fiscal year ended January 31, 2019 were stock options subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of shares of our common stock subject to the stock options. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

(6)
The amounts reported in this column for the fiscal year ended January 31, 2019, represent employer matching contributions made to our Section 401(k) Plan during the applicable fiscal year and, in respect of Mr. Bloomberg includes a reimbursement of $130,000 for Mr. Bloomberg's expenses in connection with his relocation to Utah from Kansas City.

Fiscal 2019 Grant of Plan-Based Awards Table

        The following table sets forth information concerning grants of plan-based awards to the named executive officers during the fiscal year ended January 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
									Number of Other Stock Awards (#)(2)	Number of Other Option Awards (#)(2)	Exercise Price of Option Awards ($/sh)(3)
Name	Grant Date	Date of Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Grant Date Fair Value of Stock and Option Awards ($)(4)
Jon Kessler	3/27/2018	3/27/2018	—	—	—	—	39,965	79,930	—	—	—	2,466,667
	3/27/2018	3/27/2018	—	—	—	—	—	—	—	47,859	61.72	1,233,333
Stephen D. Neeleman, M.D.	3/27/2018	3/27/2018	—	—	—	—	11,882	23,764	—	—	—	733,333
	3/27/2018	3/27/2018	—	—	—	—	—	—	—	14,228	61.72	366,667
Darcy Mott	3/27/2018	3/27/2018	—	—	—	—	11,882	23,764	—	—	—	733,333
	3/27/2018	3/27/2018	—	—	—	—	—	—	—	14,228	61.72	366,667
Edward Bloomberg	8/13/2018	6/21/2018	—	—	—	—	—	—	10,620	—	—	875,000
	8/13/2018	6/21/2018	—	—	—	—	—	—	—	25,667	82.39	875,000
Ashley Dreier	3/27/2018	3/27/2018	—	—	—	—	9,181	18,362	—	—	—	566,667
	3/27/2018	3/27/2018	—	—	—	—	—	—	4,591	—	—	283,333
	4/5/2018	4/5/2018	—	—	—	—	—	—	23,577	—	—	1,500,000

(1)
The performance-based vesting restricted stock awards vest on the achievement of the cumulative 3-year compound annual growth rate in the Company's revenue (determined on a basis consistent with GAAP) between February 1, 2018 through January 31, 2021, calculated based on a beginning value of $229,525,180 (the Company's revenue for fiscal year 2018) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
≤10%	0%
20%	50%
30%	100%

  Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold. In order to avoid tax deduction limitations, the shares subject to the performance-based vesting restricted stock award were issued at the maximum allowable shares, or 200%, and held in escrow until the awards are earned and vested. Any shares not earned will be returned to the Company.

(2)
Stock options and restricted stock awards/units reported in these columns vest and become exercisable or vest and settle, as applicable, on each of the first four anniversaries of the applicable grant date.

(3)
The exercise price of the stock options was set at the fair market value of one share of our common stock on the applicable grant date.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock awards/units or stock options, as applicable, granted to the named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the restricted stock units are settled or stock options are exercised, as applicable. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table

  Executive Employment Arrangements

        Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to employment agreements or letter agreements with us, which are summarized below. In connection with our initial public offering, we entered into new employment agreements with each of Mr. Kessler, Dr. Neeleman and Mr. Mott. We entered into a letter agreement with each of Ms. Dreier in connection with her appointment as Executive Vice President, Chief Technology Officer and Chief Information Officer, and an employment agreement with Mr. Bloomberg in connection with his appointment as Executive Vice President, Chief Operating Officer. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the arrangements with our named executive officers, please see "Potential Payments Upon Termination or Change In Control" below.

        Jon Kessler, Stephen D. Neeleman, M.D., Darcy Mott, and Edward Bloomberg    The employment agreements entered into with Mr. Kessler, Dr. Neeleman, Mr. Mott, and Mr. Bloomberg each provide for an indefinite term, ending upon a termination of the executive's employment by us or the executive for any reason. Pursuant to the terms of the employment agreements, each of Mr. Kessler, Dr. Neeleman, Mr. Mott, and Mr. Bloomberg are entitled to an annual base salary, currently $500,000, $400,000, $400,000, and $400,000, respectively, and are each eligible to earn an annual bonus currently equal to 100% for Mr. Kessler and 75% for Dr. Neeleman, Mr. Mott and Mr. Bloomberg of their base salary, based upon the achievement of corporate and individual performance objectives as determined by our compensation committee and communicated to the executive no later than 90 days after the commencement of the fiscal year to which the bonus relates. For a discussion of our annual bonus plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the employment agreements with Mr. Kessler, Dr. Neeleman, Mr. Mott, and Mr. Bloomberg please see "Potential Payments Upon Termination or Change In Control" below.

        Ashley Dreier    We entered into a letter agreement with Ms. Dreier pursuant to which she is entitled to an annual base salary, currently $400,000, and an annual bonus, with a target equal to 50% of her base salary for fiscal year ended January 31, 2019 and currently equal to 75% of her base salary, subject to the achievement of applicable individual, team and company goals. For a discussion of our annual bonus plans, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

  Annual Bonus Plan

        Our named executive officers were eligible to participate in the 2019 Executive Bonus Plan, pursuant to which each was eligible to earn a bonus with respect to the fiscal year ended January 31, 2019, provided he or she remained employed with us through January 31, 2019 and, except as may be provided for in any individual employment agreement, he or she remained employed with us through the date the bonuses were paid in April 2019 after an independent audit of our financial statements for the fiscal year ended January 31, 2019, was completed.

  Stock Plan

        During the fiscal year ended January 31, 2019, we granted restricted stock awards, restricted stock units and options to purchase our common stock to each of our named executive officers. For a discussion of such restricted stock award, restricted stock unit and stock option grants, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation" above.

Fiscal 2019 Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth outstanding equity awards to acquire shares of our common stock held by each of our named executive officers as of January 31, 2019.

		Options awards					Stock awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jon Kessler	7/30/2014	160,000	—	—	14.00	7/30/2024	—	—	—	—
	3/27/2017	—	52,229	—	41.28	3/27/2027	—	—	84,788	5,285,653
	3/27/2018	—	47,859	—	61.72	3/27/2028	—	—	79,930	4,982,836
Stephen D. Neeleman, M.D.	7/30/2014	140,000	—	—	14.00	7/30/2024	—	—	—	—
	3/27/2017	4,975	14,922	—	41.28	3/27/2027	—	—	24,225	1,510,187
	3/27/2018	—	14,228	—	61.72	3/27/2028	—	—	23,764	1,481,448
Darcy Mott	7/30/2014	100,000	—	—	14.00	7/30/2024	—	—	—	—
	3/26/2015	18,750	6,250	—	25.39	3/26/2025	—	—	—	—
	3/27/2017	4,975	14,922	—	41.28	3/27/2027	—	—	24,225	1,510,187
	3/27/2018	—	14,228	—	61.72	3/27/2028	—	—	23,764	1,481,448
Edward Bloomberg	8/13/2018	—	25,667	—	82.39	8/13/2028	10,620	662,051	—	—
Ashley Dreier	7/30/2014	4,000	—	—	14.00	7/30/2024	—		—	—
	3/23/2016	—	32,500	—	24.36	3/23/2026	—		—	—
	3/27/2017	—	—	—	—	—	4,239	264,259	16,958	1,057,131
	3/27/2018	—	—	—	—	—	4,591	286,203	18,362	1,144,687
	4/5/2018	—	—	—	—	—	23,577	1,469,790	—	—

(1)
These options, restricted stock units or restricted stock awards, as applicable, vest and become exercisable or vest and settle, as applicable, on each of the first four anniversaries of the applicable grant date.

(2)
These options, restricted stock units or restricted stock awards, as applicable, would vest and become exercisable or vest and settle, as applicable, if the executive's employment with the Company is terminated by the Company without "cause" or by the executive for "good reason" (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the stock options or restricted stock units, as applicable, are assumed or substituted for by the acquirer.

(3)
The option exercise price for grants made in connection with our initial public offering was the price per share at which our common stock was first sold in our initial public offering and the exercise price for grants made following our initial public offering was the fair market value of one share of our common stock on the applicable grant date.

(4)
The market value was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2019, which was $62.34

(5)
The performance-based vesting restricted stock units granted in 2017 vest and become settled based on the achievement of the cumulative 3-year compound annual growth rate in the Company's revenue (determined on a basis consistent with GAAP) between February 1, 2017 through January 31, 2020, calculated based on a beginning value of $178,370,293 (the Company's revenue for fiscal year 2017) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
<14%	0%
14%	50%
22%	100%
30%	150%

  Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold. The Company's annual growth rate between February 1, 2017 and January 31, 2019 exceeded 22%, and in accordance with applicable SEC rules, the number of unearned shares subject to the 2017 restricted stock units that are reported in this table assumes 150% of the shares subject to the award will vest and become settled.

(6)
The performance-based vesting restricted stock awards granted in 2018 vest on the achievement of the cumulative 3-year compound annual growth rate in the Company's revenue (determined on a basis consistent with GAAP) between February 1, 2018 through January 31, 2021, calculated based on a beginning value of $229,525,180 (the Company's revenue for fiscal year 2018) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
≤10%	0%
20%	50%
30%	100%

  Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold. In order to avoid tax deduction limitations, the shares subject to the performance-based vesting restricted stock award were issued at the maximum allowable shares, and held in escrow until the awards are earned and vested. Therefore, target performance would vest 50% of the shares issued. Any shares not earned would be returned to the Company. The Company's annual growth rate between February 1, 2018 and January 31, 2019 exceeded 20%, and in accordance with applicable SEC rules, the number of unearned shares subject to the 2018 restricted stock awards that are reported in this table assumes 100% of the shares subject to the awards will become vested, which is 200% of target.

Fiscal 2019 Option Exercises and Stock Vested Table

        The following table sets forth information concerning stock option exercises by and the vesting of stock awards held by our named executive officers during the fiscal year ended January 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jon Kessler	217,410	10,001,646	—	—
Stephen D. Neeleman, M.D.	40,654	2,283,120	—	—
Darcy Mott	50,000	3,146,242	—	—
Edward Bloomberg	—	—	—	—
Ashley Dreier	159,000	9,402,463	1,413	89,726

(1)
The value realized on exercise is calculated by multiplying the number of shares of common stock acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.

(2)
The value realized on settlement of a restricted stock unit is calculated by multiplying the number of shares of common stock acquired on settlement by the closing price of our common stock on the date of settlement.

Pension Benefits

        We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

        We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.

Potential Payments Upon Termination or Change In Control

        The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control of the Company.

  Severance Payments and Benefits

  Jon Kessler, Stephen D. Neeleman, M.D., Darcy Mott, and Edward Bloomberg

        Pursuant to the terms of each of Mr. Kessler's, Dr. Neeleman's, Mr. Mott's and Mr. Bloomberg's employment agreements, each executive is entitled to certain severance payments and benefits in connection with a qualifying termination of employment. Upon a termination of Mr. Kessler's, Dr. Neeleman's, Mr. Mott's or Mr. Bloomberg's employment by us without "cause" (as defined in the applicable employment agreement) or by Mr. Kessler, Dr. Neeleman, Mr. Mott or Mr. Bloomberg for "good reason" (as defined in the applicable employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates, the executive would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date, 18 months in the case of a termination of Mr. Bloomberg's employment prior to July 2, 2019, or 18 months in the case of a qualifying termination of Mr. Kessler's employment following a change of control of the Company;

(ii) subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers; (iii) with respect to any vested stock options held by the executive as of the date of his termination, the ability to exercise such options until the earlier to occur of (a) the expiration date of such options and (b) the 12-month anniversary of the termination date; and (iv) subject to the executive's election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination, or an 18-month period in the case of a qualifying termination of Mr. Bloomberg's employment prior to July 2, 2019 or of Mr. Kessler's employment following a change of control of the Company.

        In addition, upon a termination of Mr. Kessler's, Dr. Neeleman's, Mr. Mott's or Mr. Bloomberg's employment due to death or disability, in addition to any accrued or earned but unpaid amounts, the executive (or the executive's estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers.

        Each of Mr. Kessler's, Dr. Neeleman's, Mr. Mott's, and Mr. Bloomberg's employment agreements subjects each executive to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, and a covenant not to compete during his employment, and for a period of 12 months thereafter (in the case of Mr. Kessler, Dr. Neeleman, and Mr. Mott, 24 months in the event of a termination of the executive's employment by us for cause, due to disability or by the executive without "good reason"). In addition, each of Mr. Kessler, Dr. Neeleman, Mr. Mott, and Mr. Bloomberg are subject to a non-interference covenant while employed with us and for a period of 24 months thereafter. Generally, the non-compete provisions prevent the executives from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for medical payment RAs, including, but not limited to, health savings accounts, flexible spending accounts and health reimbursement accounts or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during such executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties.

  Ashley Dreier

        In March 2017, the Company adopted a severance policy for the benefit of certain members of its management team who do not have employment agreements, including Ms. Dreier. The severance policy provides for severance protection if, following a change in control of the Company, an executive's employment is terminated by us without "cause" or by the executive for good reason (each as defined in the severance policy), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates. Under such circumstances, the executive would be entitled to: (i) continued payment of the executive's then current annual base salary for 12 months following the termination date; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, the executive's annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers; (iii) subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination; and (iv) if the qualifying termination occurs within a 12-month period following a change in control of the Company in which the stock options or the restricted stock awards/units, as applicable, are assumed or substituted for by the acquirer, all of the then unvested stock options or restricted stock awards/units, as applicable held by the executive will vest (assuming target performance for any performance-based vesting restricted stock awards/units).

        Ms. Dreier is a party to a Team Member Confidentiality and Intellectual Property Transfer Agreement which subjects the executive to customary confidentiality restrictions that apply during the executive's employment and indefinitely thereafter. Pursuant to the Team Member Confidentiality and Intellectual Property Transfer Agreement, she is also subject to a covenant not to solicit our employees or customers while employed with us and for one year thereafter and a covenant not to compete with us while employed with us and for a period of six months thereafter if employment is terminated by the executive for any reason or by us with "cause" (as defined in the agreement).

  Vesting of Outstanding Equity Awards

        Our named executive officers hold unvested stock options granted pursuant to the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated, or 2014 Plan. The 2014 Plan provides that in the event of a significant "corporate transaction," as defined therein, each outstanding award will be treated as the administrator determines. In addition, all outstanding stock options and restricted stock awards/units held by each executive officer provide for accelerated vesting on a "double trigger" basis such that if the executive's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the stock options or the restricted stock awards/units, as applicable, are assumed or substituted for by the acquirer, all of the then unvested stock options or restricted stock units, as applicable held by the executive will vest (assuming target performance for any performance-based vesting restricted stock awards/units).

        The information in the table below describes and quantifies certain estimated compensation that would have become payable following a change in control of the Company or termination of employment of our named executive officers assuming that the change in control or termination of employment occurred on January 31, 2019.

Name	Cash Severance Payment ($)(1)	Bonus Payment ($)(2)	COBRA Premium Reimbursement ($)(3)	Value of Accelerated Equity Awards ($)(4)
Jon Kessler
Voluntary termination for good reason or involuntary termination without cause	500,000	610,854	19,257	—
Termination for disability or upon death	—	610,854	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	750,000	610,854	28,886	7,144,802
Stephen D. Neeleman, M.D.
Voluntary termination for good reason or involuntary termination without cause	400,000	374,612	19,257	—
Termination for disability or upon death	—	374,612	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	400,000	374,612	19,257	2,070,594
Darcy Mott
Voluntary termination for good reason or involuntary termination without cause	400,000	370,541	12,862	—
Termination for disability or upon death	—	370,541	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	400,000	370,541	12,862	2,301,531
Edward Bloomberg
Voluntary termination for good reason or involuntary termination without cause	600,000	183,604	28,886
Termination for disability or upon death	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	600,000	183,604	28,886	662,051
Ashley Dreier
Voluntary termination for good reason or involuntary termination without cause	—	—	—
Termination for disability or upon death	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	400,000	245,941	18,977	4,531,700

(1)
The severance amounts reported in this column are based on the base salaries in effect on January 31, 2019.

(2)
The bonus amounts reported in this column represent the bonus under our annual bonus plan based on actual performance for the fiscal year ended January 31, 2019.

(3)
The amounts reported in this column are an estimate of the employer portion of the applicable COBRA premium cost for the level of coverage each named executive officer had as of

  January 31, 2019, and is based on approximate benefit costs for the fiscal year ended January 31, 2019.

(4)
The amount reported in this column assumes outstanding performance-based vesting restricted stock awards/units vest and are settled, as applicable, at target. The value of outstanding performance and time-based vesting restricted stock awards/units, and unvested options was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2019, which was $62.34.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the fiscal year ended January 31, 2019:

  •
  The estimated annual total compensation of our median employee (other than our Chief Executive Officer) was $34,244;

  •
  The annual total compensation of our Chief Executive Officer was $4,808,669; and

  •
  Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is 140 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with the rules of the SEC.

There were no changes in our employee population or employee compensation arrangements relative to the immediately preceding fiscal year that we reasonably believe would significantly affect our pay ratio disclosure, and as a result, we used the same median employee identified in our proxy statement for our 2018 annual stockholders' meeting. With respect to the annual total compensation of our median employee, we calculated this amount using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the "Total" column of our fiscal 2019 Summary Compensation Table included in this proxy statement. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the "Total" column of our fiscal 2019 Summary Compensation Table included in this proxy statement.

Director Remuneration

        In November 2018, with the assistance of Compensia, our board of directors reviewed our non-employee director compensation policy and approved certain changes to the cash retainer fees payable to our non-employee directors pursuant to such policy, effective as of February 1, 2019. The cash retainers that were payable to each of the non-employee directors of our board of directors for fiscal year 2019 and that will be payable to each of the non-employee directors for fiscal year 2020 are described below.

	2019	2020
Annual Cash Retainer	$40,000	$40,000
Additional Annual Cash Retainer for Board Committee Chairpersons:
Audit and Risk Committee	$40,000	$40,000
Compensation Committee	$15,000	$15,000
Nominating and Corporate Governance	$5,000	$10,000
Cybersecurity Subcommittee	$—	$15,000
Additional Annual Cash Retainer for Board Committee Members:
Audit and Risk Committee	$—	$15,000
Compensation Committee	$—	$7,500
Nominating and Corporate Governance	$—	$5,000
Cybersecurity Subcommittee	$—	$7,500
Additional Chairperson Retainer Fee	$100,000	$100,000

        In addition, pursuant to our non-employee director compensation policy, each non-employee director is entitled to receive:

  •
  a "sign-on" equity award with a value of $165,000 that will vest in equal annual installments over a three-year period following the date of grant;

  •
  an annual equity award granted on the first day of the fiscal year with a value of $165,000, with one-half of the shares of our common stock subject to the award vesting on the date of our annual meeting of stockholders, if any, held during the fiscal year in which such annual award is granted and the remainder vesting on the last day of the fiscal year in which such annual award is granted; and

  •
  for any newly appointed non-employee director, a pro-rated annual equity award based on the date of appointment, that will vest in equal installments on the date of the annual meeting, if any, following such appointment and on the last day of the fiscal year in which such appointment occurs, unless such appointment occurs after the annual meeting for such fiscal year, in which case the pro-rated annual equity award will vest on the last day of the fiscal year in which such appointment occurs.

        Pursuant to our non-employee director compensation policy, each non-employee director may elect to receive restricted stock units (with quarterly vesting) in lieu of a cash retainer. The number of restricted stock units will be determined by dividing the value of the cash retainer by the closing price of a share of our common stock on the date of grant. In addition, each non-employee director may elect to receive his or her equity awards in the form of restricted stock units or stock options. Restricted stock units will be valued at 100% of the closing price of our common stock on the date of grant while stock options will be valued based on the fair value of a share of our common stock on the date of grant, determined in accordance with FASB ASC 718.

        We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board of directors and committee meetings or performing other services for us in their capacities as directors.

  Director Stock Ownership Guidelines

        In April 2016, our board of directors adopted stock ownership guidelines for our non-employee directors which established the minimum expectations with respect to their ownership of shares of our common stock. The guidelines require that prior to the later of (x) July 31, 2021, and (y) within five years of first becoming subject to the guidelines, each non-employee director should own shares of our common stock with a value equal to five times the director's annual cash retainer. Half of the fair market value of the shares of our common stock underlying unexercised stock options (to the extent the fair market value exceeds the applicable exercise price) and half of all shares of our common stock underlying deferred and vested restricted stock units held by a non-employee director are included when determining the director's share ownership. Shares underlying unvested restricted stock units are not counted towards determining the non-employee directors' stock ownership. We believe that the stock ownership guidelines serve to further align the interests of our non-employee directors with the interests of our stockholders.

Fiscal 2019 Director Compensation Table

        The following table sets forth information concerning the compensation paid to our non-employee directors during the fiscal year ended January 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Robert W. Selander	—	305,000	—	—	305,000
Frank A. Corvino	40,000	165,000	—	—	205,000
Adrian T. Dillon	—	122,500	82,500	—	205,000
Evelyn Dilsaver	80,000	82,500	82,500	—	245,000
Debra McCowan(4)	40,000	303,329	—	—	343,329
Frank T. Medici	—	220,000	—	—	220,000
Ian Sacks	—	210,000	—	—	210,000
Gayle Wellborn	—	122,500	82,500	—	205,000

(1)
The amounts reported in this column represent the aggregate grant date value of the restricted stock units granted to the non-employee directors during the fiscal year ended January 31, 2019, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. See note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 for a discussion of the assumptions used to calculate these values.

(2)
The table below shows the aggregate number of option awards outstanding, whether or not exercisable, and unvested restricted stock units outstanding for each non-employee director as of January 31, 2019.

Name	Aggregate Option Awards Outstanding as of January 31, 2019 (#)	Aggregate Unvested Restricted Stock Units Outstanding as of January 31, 2019 (#)
Robert W. Selander	65,000	—
Frank A. Corvino	25,432	—
Adrian T. Dillon	16,808	846
Evelyn Dilsaver	51,839	—
Debra McCowan	—	2,725
Frank T. Medici	30,000	—
Ian Sacks	45,000	—
Gayle Wellborn	12,075	1,165
(3)
The amounts reported in this column represent the aggregate grant date value of the stock options granted to the directors during the fiscal year ended January 31, 2019, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date value is calculated by multiplying the Black-Scholes value by the number of shares subject to a stock option. See note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 for a discussion of the assumptions used to calculate these values.

(4)
Ms. McCowan became a director effective as of April 1, 2018, and her reported compensation reflects her partial year of service.

Equity Compensation Plan Information

        The following table provides information as of January 31, 2019, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)
Equity compensation plans approved by stockholders(3)	3,376,799	$27.37	4,122,226
Equity compensation plans not approved by stockholders	—	—	—

(1)
Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting restricted stock units/awards and performance restricted stock units/awards that become issuable without any cash payment required for such shares.

(2)
The number of shares of common stock reported in this column includes only shares remaining available for future issuance under our 2014 Plan. No shares are reserved for future issuance under the HealthEquity, Inc. 2003 Stock Plan, the HealthEquity, Inc. 2005 Stock Plan, the HealthEquity, Inc. 2006 Stock Plan, the HealthEquity, Inc. 2009 Stock Plan, other than shares issuable upon exercise of equity awards outstanding under such plans at the time of our initial public offering in 2014. In addition, the 2014 Plan contains an "evergreen" provision pursuant to which the number of shares reserved for issuance under that plan automatically increased on February 1, 2019, and will increase on each subsequent anniversary through 2024, by an amount equal to the lesser of: (i) 3% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares determined by our board of directors. The number of shares reported in this column does not include the 1,873,375 shares that became available for issuance as of February 1, 2019, pursuant to the evergreen provision of our 2014 Plan.

(3)
Includes the HealthEquity, Inc. 2003 Stock Plan, the HealthEquity, Inc. 2005 Stock Plan, the HealthEquity, Inc. 2006 Stock Plan, the HealthEquity, Inc. 2009 Stock Plan and the 2014 Plan, in each case as amended from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2019, except as otherwise stated, for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

        Our calculation of the percentage of beneficial ownership is based on 62,718,426 shares of common stock outstanding as of April 30, 2019.

        Common stock subject to stock options currently exercisable or exercisable within 60 days of April 30, 2019, is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Name of Beneficial Owner	Number(1)	Percentage
5% Stockholders:
BlackRock, Inc.(2)	6,764,271	10.6%
Morgan Stanley(3)	6,282,079	9.9%
The Vanguard Group(4)	5,434,737	8.5%
FMR LLC(5)	3,319,868	5.2%
Directors and Named Executive Officers:
Jon Kessler(6)	621,785	1.0%
Stephen D. Neeleman, M.D.(7)	922,791	1.5%
Robert W. Selander(8)	72,732	*
Frank A. Corvino(9)	31,779	*
Adrian T. Dillon(10)	29,608	*
Evelyn Dilsaver(11)	66,328	*
Frank T. Medici (12)	42,512	*
Ian Sacks(13)	195,929	*
Gayle Wellborn(14)	13,749	*
Debra McCowan(15)	4,489	*
Darcy Mott(16)	208,506	*
Ashley Dreier(17)	48,118	*
Edward Bloomberg	0	*
All current directors and executive officers as a group (18 persons)(18)	2,342,281	3.7%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(2)
Based on a Schedule 13G/A filed with the SEC on January 28, 2019 by BlackRock, Inc., a Delaware corporation ("BlackRock"). BlackRock has sole voting power with respect to 6,613,709 shares and sole dispositive power with respect to 6,764,271 shares. The address of BlackRock is 55 East 52nd St., New York, NY 10055.

(3)
Based on a Schedule 13G/A filed with the SEC on March 7, 2019 by Morgan Stanley. Morgan Stanley has shared voting power with respect to 6,133,253 shares and shared dispositive power with respect to 6,282,079 shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group ("Vanguard"). Vanguard has sole voting power with respect to 111,892 shares, shared voting power with respect to 10,363 shares, sole dispositive power with respect to 5,317,623 shares and shared dispositive power with respect to 117,114 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based upon a Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC. FMR LLC has sole voting power with respect to 552,680 shares and sole dispositive power with respect to 3,319,868 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Includes 189,375 shares issuable upon exercise of outstanding stock options within 60 days of April 30, 2019. Mr. Kessler also holds 79,930 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(7)
Consists of (i) 566,285 shares held of record by The Stephen and Christine Neeleman Trust; (ii) 153,506 shares issuable upon exercise of outstanding options exercisable within 60 days of April 30, 2019; and (iii) 203,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company ("Family Holdings"). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein. Dr. Neeleman also holds 23,764 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(8)
Includes (i) 52,500 shares issuable upon exercise of outstanding stock options, and (ii) 1,865 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(9)
Includes (i) 25,432 shares issuable upon exercise of outstanding stock options, and (ii) 1,296 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(10)
Includes (i) 16,077 shares issuable upon exercise of outstanding stock options, and (ii) 952 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(11)
Includes (i) 51,839 shares issuable upon exercise of outstanding stock options, and (ii) 1,296 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(12)
Consists of (i) 30,000 shares issuable upon exercise of outstanding stock options, and (ii) 1,532 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(13)
Includes 45,000 shares issuable upon exercise of outstanding stock options, and (ii) 1,581 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(14)
Includes (i) 8,544 shares issuable upon exercise of outstanding stock options, and (ii) 1,296 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of April 30, 2019.

(15)
Includes 1,296 shares deliverable upon vesting of outstanding restricted stock units within 60 days of April 30, 2019.

(16)
Includes 138,506 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 30, 2019. Mr. Mott also holds 23,764 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(17)
Includes (i) 20,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 30, 2019, and (ii) 21,125 shares of time-based restricted stock, all of which are currently unvested. Ms. Dreier also holds 18,362 shares of performance-

  based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(18)
Consists of (i) 1,485,402 shares held by the current directors and executive officers, (ii) 797,754 shares issuable pursuant to stock options held by such persons that are exercisable within 60 days of April 30, 2019 and (iii) 13,614 shares deliverable upon vesting of outstanding restricted stock units within 60 days of April 30, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

        Our board of directors has adopted a formal written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, or person who was serving as a director and/or executive officer at any time since the beginning of our last fiscal year, nominee for director, or holder of more than five percent of our common stock, or any of their immediate family members or affiliates. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we or our subsidiaries were or are to be a participant, where the amount involved exceeds or is reasonably expected to exceed $120,000, and a related person had, has or will have a direct or indirect interest, other than publicly disclosed compensation arrangements with directors and executive officers, reimbursement of advances of business travel and expenses, certain transactions with other companies, certain charitable contributions, transactions where all stockholders receive proportional benefits and transactions involving competitive bids.

        The policy provides that for any transaction the General Counsel determines is a related person transaction, our audit and risk committee or, in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next regularly scheduled audit and risk committee meeting, the chair of the audit and risk committee will consider all of the available facts and circumstances relevant to the transaction, including (if applicable) but not limited to: (i) the benefits to us; (ii) in the event the related person is a director (or immediate family member of a director or an entity with which a director is a partner, stockholder or executive officer), the impact that the transaction will have on a director's independence; (iii) whether any alternative transactions or sources for comparable services or products are available; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to associates generally. After considering all such facts and circumstances and evaluating all options available to us, including ratification, revision or termination of the related person transaction, our audit and risk committee or the chair of the audit and risk committee, as applicable, shall determine in good faith whether the related person transaction is in, or is not inconsistent with, our best interests.

        We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any immediate family member or affiliate of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

        There has not been over the last fiscal year, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Amended and Restated Registration Rights Agreement

        On August 11, 2011, we entered into a Registration Rights Agreement, referred to herein, as amended, as the Registration Rights Agreement, with certain of our then existing stockholders (including Berkley Capital) entitling them to certain rights with respect to the registration of their shares under the Securities Act. All of the shares held by existing stockholders party to the Registration Rights Agreement had been registered pursuant to the Securities Act. Under the terms of the Registration Rights Agreement, registration rights are not available to any stockholder to the extent (i) in the written opinion of company counsel, all of the Registrable Securities then owned by such stockholder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such stockholder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

Other

        We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with for the fiscal year ended January 31, 2019, except that one Form 4 for Evelyn Dilsaver in connection with a routine equity grant transaction occurring in February 2018 was not filed on a timely basis; the Form 4 was subsequently filed.

Available Information

        Our financial statements for the fiscal year ended January 31, 2019, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at ir.healthequity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to HealthEquity, Inc., Attention: Investor Relations, 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Company Website

        We maintain a website at www.healthequity.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

        The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

        It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Draper, Utah May 13, 2019

Exhibit A

NON-GAAP FINANCIAL INFORMATION

        To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.

        This non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure as detailed in the tables below.

Net income reconciliation to Adjusted EBITDA

	Fiscal Year Ended January 31,
(in thousands)	2019	2018
Net income	$73,899	$47,362
Interest income	(1,946)	(734)
Interest expense	270	274
Income tax provision	1,919	4,827
Depreciation and amortization	12,256	11,089
Amortization of acquired intangible assets	5,929	4,863
Stock-based compensation expense	21,057	14,310
Other(1)	4,998	2,689

Adjusted EBITDA	$118,382	$84,680

(1)
For the years ended January 31, 2019 and 2018, Other consisted of non-income based taxes of $487 and $439, acquisition-related costs of $2,121 and $2,197, amortization of incremental costs to obtain a contract of $1,470 and $0, loss on disposal of previously capitalized software development of $676 and $0, and other costs of $244 and $53, respectively.

EX A-1

ANNUAL MEETING OF STOCKHOLDERS OF HEALTHEQUITY, INC. June 27, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19522/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21030300000000000000 4 062719 2. To ratify the appointment of PricewaterhouseCoopers LLP as our compensation of our named executive officers. (See instructions below) O Debra McCowan changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of ten directors to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified: NOMINEES: FOR ALL NOMINEESO Robert W. Selander O Jon Kessler WITHHOLD AUTHORITYO Stephen D. Neeleman, M.D. FOR ALL NOMINEESO Frank A. Corvino O Adrian T. Dillon FOR ALL EXCEPTO Evelyn Dilsaver O Frank T. Medici O Ian Sacks O Gayle Wellborn INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN independent registered public accounting firm for our fiscal year ending January 31, 2020. FOR AGAINST ABSTAIN 3. To approve, on a non-binding, advisory basis, the fiscal 2019 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 HEALTHEQUITY, INC. Proxy for Annual Meeting of Stockholders on June 27, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jon Kessler and Delano Ladd, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of HealthEquity, Inc., to be held Thursday, June 27, 2019 at 10:00 a.m. Mountain Time, at HealthEquity, Inc.’s headquarters located at 15 West Scenic Pointe Drive, Suite 100, Draper, Utah 84020, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1